-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                     $200,000,000

                                  CREDIT AGREEMENT

                             DATED AS OF MARCH 16, 1998

                                       AMONG

                              MAIL-WELL I CORPORATION,

                                   THE GUARANTORS
                               THAT ARE PARTY HERETO,


                           BANK OF AMERICA NATIONAL TRUST
                              AND SAVINGS ASSOCIATION,
                              AS ADMINISTRATIVE AGENT,

                                 BANK OF NEW YORK,
                          CREDIT LYONNAIS NEW YORK BRANCH,
                              FLEET NATIONAL BANK, AND
                            NATIONSBANK OF TEXAS, N.A.,
                                   AS CO-AGENTS,

                                        AND

                   THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO


                                    ARRANGED BY

                           BANCAMERICA ROBERTSON STEPHENS

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                  TABLE OF CONTENTS

     SECTION                                                                    PAGE
     -------                                                                    ----
ARTICLE I  DEFINITIONS.........................................................    1
   1.1   Certain Defined Terms.................................................    1
   1.2   Other Interpretive Provisions.........................................   24
   1.3   Accounting Principles.................................................   26
   1.4   Currency Equivalents Generally........................................   26

ARTICLE II  THE CREDITS........................................................   26
   2.1   The Revolving Credit..................................................   26
   2.2   Loan Accounts.........................................................   27
   2.3   Procedure for Committed Borrowing.....................................   28
   2.4   Conversion and Continuation Elections for Committed Borrowings........   29
   2.5   Utilization of Revolving Commitments in Canadian Dollars..............   31
   2.6   Bid Borrowings........................................................   32
   2.7   Procedure for Bid Borrowings..........................................   33
   2.8   Voluntary Termination or Reduction of Commitments.....................   37
   2.9   Optional Prepayments..................................................   37
   2.10  Currency Exchange Fluctuations........................................   38
   2.11  Cash Collateralization; Mandatory Prepayments of Revolving Loans......   38
   2.12  Repayment.............................................................   38
          (a)  The Revolving Credit............................................   38
          (b)  Bid Loans.......................................................   38
   2.13  Interest..............................................................   39
   2.14  Swingline Loans.......................................................   40
   2.15  Fees..................................................................   42
          (a)  Agency Fees/Bid Fees............................................   42
          (b)  Commitment Fees.................................................   42
   2.16  Computation of Fees and Interest......................................   42
   2.17  Payments by the Borrower..............................................   43
   2.18  Payments by the Banks to the Administrative Agent.....................   44
   2.19  Sharing of Payments, Etc..............................................   44

ARTICLE III  THE LETTERS OF CREDIT.............................................   45
   3.1   The Letter of Credit Subfacility......................................   45
   3.2   Issuance, Amendment and Renewal of Letters of Credit..................   46
   3.3   Existing Letters of Credit; Risk Participations, Drawings and
          Reimbursements.......................................................   48
   3.4   Repayment of Participations...........................................   50
   3.5   Role of the Issuing Bank..............................................   51
   3.6   Obligations Absolute..................................................   52
   3.7   Cash Collateral Pledge................................................   53

                                       i

     SECTION                                                                    PAGE
     -------                                                                    ----
   3.8   Letter of Credit Fees.................................................   53
   3.9   Uniform Customs and Practice..........................................   54

ARTICLE IV  TAXES, YIELD PROTECTION AND ILLEGALITY.............................   54
   4.1   Taxes.................................................................   54
   4.2   Illegality............................................................   55
   4.3   Increased Costs and Reduction of Return...............................   56
   4.4   Funding Losses........................................................   57
   4.5   Inability to Determine Rates..........................................   57
   4.6   Certificates of Banks.................................................   58
   4.7   Survival..............................................................   58

ARTICLE V  CONDITIONS PRECEDENT................................................   58
   5.1   Conditions of Initial Credit Extension................................   58
          (a)  Credit Agreement; Notes.........................................   58
          (b)  Resolutions; Incumbency.........................................   58
          (c)  Organization Documents; Good Standing...........................   59
          (d)  Legal Opinions..................................................   59
          (e)  Certificate.....................................................   59
          (f)  Termination of Existing Facility................................   59
          (g)  Intercompany Subordinated Debt Documents........................   60
          (h)  Other Documents.................................................   60
   5.2   Conditions to All Credit Extensions...................................   60
          (a)  Notice; Application.............................................   60
          (b)  Continuation of Representations and Warranties..................   60
          (c)  No Existing Default.............................................   60

ARTICLE VI  REPRESENTATIONS AND WARRANTIES.....................................   60
   6.1   Corporate Existence and Power.........................................   61
   6.2   Corporate Authorization; No Contravention.............................   61
   6.3   Governmental Authorization............................................   61
   6.4   Binding Effect........................................................   61
   6.5   Litigation............................................................   62
   6.6   No Default............................................................   62
   6.7   ERISA Compliance......................................................   62
   6.8   Use of Proceeds; Margin Regulations...................................   63
   6.9   Title to Properties...................................................   63
   6.10  Taxes.................................................................   63
   6.11  Financial Condition...................................................   63
   6.12  Environmental Matters.................................................   64
   6.13  Regulated Entities....................................................   64
   6.14  No Burdensome Restrictions............................................   64
   6.15  Copyrights, Patents, Trademarks and Licenses, Etc.....................   64

                                       ii

     SECTION                                                                    PAGE
     -------                                                                    ----
   6.16  Subsidiaries..........................................................   64
   6.17  Insurance.............................................................   64
   6.18  Swap Obligations......................................................   65
   6.19  Full Disclosure.......................................................   65

ARTICLE  VII  AFFIRMATIVE COVENANTS............................................   65
   7.1   Financial Statements..................................................   65
   7.2   Certificates; Other Information.......................................   66
   7.3   Notices...............................................................   66
   7.4   Preservation of Corporate and Partnership Existence, Etc..............   68
   7.5   Maintenance of Property...............................................   68
   7.6   Insurance.............................................................   68
   7.7   Payment of Obligations................................................   68
   7.8   Compliance with Laws..................................................   69
   7.9   Inspection of Property and Books and Records..........................   69
   7.10  Environmental Laws....................................................   69
   7.11  Use of Proceeds.......................................................   69
   7.12  Additional Guaranties.................................................   70

ARTICLE VIII  NEGATIVE COVENANTS...............................................   70
   8.1   Limitation on Liens...................................................   70
   8.2   Disposition of Assets.................................................   72
   8.3   Consolidations and Mergers............................................   72
   8.4   Loans and Investments.................................................   73
   8.5   Limitation on Indebtedness............................................   74
   8.6   Transactions with Affiliates..........................................   75
   8.7   Use of Proceeds.......................................................   75
   8.8   Contingent Obligations................................................   76
   8.9   Restricted Payments...................................................   76
   8.10  ERISA.................................................................   77
   8.11  Change in Business....................................................   77
   8.12  Change in Fiscal Year.................................................   77
   8.13  Minimum Consolidated Net Worth........................................   77
   8.14  Maximum Leverage Ratio................................................   77
   8.15  Minimum Interest Coverage Ratio.......................................   78
   8.16  Limitation on Modifications of Senior Subordinated Notes..............   79
   8.17  Limitation on Certain Restrictions on Subsidiaries....................   79
   8.18  Non-Material Subsidiaries.............................................   79

ARTICLE IX  EVENTS OF DEFAULT..................................................   80
   9.1   Event of Default......................................................   80
          (a)  Non-Payment.....................................................   80
          (b)  Representation or Warranty......................................   80

                                       iii

     SECTION                                                                    PAGE
     -------                                                                    ----
          (c)  Specific Defaults...............................................   80
          (d)  Other Defaults..................................................   80
          (e)  Cross-Default...................................................   80
          (f)  Insolvency; Voluntary Proceedings...............................   81
          (g)  Involuntary Proceedings.........................................   81
          (h)  ERISA...........................................................   81
          (i)  Monetary Judgments..............................................   81
          (j)  Non-Monetary Judgments..........................................   82
          (k)  Change of Control...............................................   82
          (l)  Loss of Licenses................................................   82
          (m)  Adverse Change..................................................   82
          (n)  Guarantor Defaults..............................................   82
   9.2   Remedies..............................................................   82
   9.3   Rights Not Exclusive..................................................   83
   9.4   Certain Financial Covenant Defaults...................................   83

ARTICLE X  THE ADMINISTRATIVE AGENT............................................   83
  10.1   Appointment and Authorization; "Administrative Agent."................   83
  10.2   Delegation of Duties..................................................   84
  10.3   Liability of Administrative Agent.....................................   84
  10.4   Reliance by Administrative Agent......................................   85
  10.5   Notice of Default.....................................................   85
  10.6   Credit Decision.......................................................   86
  10.7   Indemnification of Administrative Agent...............................   86
  10.8   Administrative Agent in Individual Capacity...........................   87
  10.9   Successor Administrative Agent........................................   87
  10.10  Withholding Tax.......................................................   87
  10.11  Co-Agents.............................................................   89

ARTICLE XI  MISCELLANEOUS......................................................   89
  11.1   Amendments and Waivers................................................   89
  11.2   Notices...............................................................   90
  11.3   No Waiver; Cumulative Remedies........................................   91
  11.4   Costs and Expenses....................................................   91
  11.5   Indemnity.............................................................   91
          (a)  General Indemnity...............................................   91
          (b)  Environmental Indemnity.........................................   92
          (c)  Survival; Defense...............................................   92
          (d)  Existing Indemnification Rights.................................   93
  11.6   Payments Set Aside....................................................   93
  11.7   Successors and Assigns................................................   93
  11.8   Assignments, Participations, Etc......................................   93
  11.9   Confidentiality.......................................................   95

                                       iv

     SECTION                                                                    PAGE
     -------                                                                    ----
  11.10  Set-off...............................................................   96
  11.11  Notification of Addresses, Lending Offices, Etc.......................   96
  11.12  Counterparts..........................................................   96
  11.13  Severability..........................................................   96
  11.14  No Third Parties Benefitted...........................................   96
  11.15  Governing Law and Jurisdiction........................................   97
  11.16  Waiver of Jury Trial..................................................   97
  11.17  Guaranty..............................................................   98
          (a)  Guaranty........................................................   98
          (b)  Separate Obligation.............................................   98
          (c)  Limitation of Guaranty..........................................   99
          (d)  Liability of Guarantor..........................................   99
          (e)  Consents of Guarantor...........................................  100
          (f)  Guarantor's Waivers.............................................  101
          (g)  Financial Condition of Borrower.................................  102
          (h)  Subrogation.....................................................  102
          (i)  Subordination...................................................  103
          (j)  Continuing Guaranty.............................................  103
          (k)  Reinstatement...................................................  104
          (l)  Substantial Benefits............................................  104
          (m)  Knowing and Explicit Waivers....................................  104
  11.18  Entire Agreement......................................................  105

SCHEDULES
2.1         Commitments
3.3         Existing Letters of Credit
6.5         Litigation
6.7         ERISA
6.11        Permitted Liabilities
6.12        Environmental Matters
6.16        Subsidiaries and Minority Interests
6.17        Insurance Matters
8.1(a)      Permitted Liens
8.5(b)      Permitted Indebtedness
8.8(c)      Contingent Obligations
11.2        Lending Offices; Addresses for Notices

EXHIBITS
Exhibit A   Form of Notice of Borrowing
Exhibit B   Form of Notice of Conversion/Continuation
Exhibit C   Form of Compliance Certificate
Exhibit D   Form of Legal Opinion of Counsel to the Borrower and Guarantors
Exhibit E   Form of Assignment and Acceptance Agreement
Exhibit F   Form of Invitation for Competitive Bids
Exhibit G   Form of Competitive Bid Request
Exhibit H   Form of Competitive Bid
Exhibit I   Form or Committed Loan Note
Exhibit J   Form of Bid Loan Note

                                 CREDIT AGREEMENT

     This CREDIT AGREEMENT is entered into as of March 16, 1998, by and among MAIL-WELL I CORPORATION, a Delaware corporation (hereinafter referred to as the "Borrower"); the Guarantors party to this Agreement; the several financial institutions party to this Agreement (collectively called the "BANKS" and individually called a "BANK"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Issuing Bank, Swingline Bank and as administrative agent for itself and the other Banks (in such capacity, the "ADMINISTRATIVE AGENT") and BANK OF NEW YORK, CREDIT LYONNAIS NEW YORK BRANCH, FLEET NATIONAL BANK and NATIONSBANK OF TEXAS, N.A., as co-agents (the "CO-AGENTS").

     WHEREAS, the Borrower (i) has requested the Banks to make available to it revolving loans from time to time in an aggregate principal amount not to exceed at any time outstanding the Aggregate Revolving Commitment as in effect from time to time, and (ii) has requested the Issuing Bank to issue Letters of Credit for its own account and for the account of the other L/C Borrowers in an aggregate amount not to exceed at any time the L/C Commitment.

     WHEREAS, the Banks have agreed severally to make available to the Borrower a revolving credit facility and the Issuing Bank has agreed to issue the Letters of Credit, in each case upon the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                      ARTICLE I

                                     DEFINITIONS

     1.1 CERTAIN DEFINED TERMS. The following terms have the following meanings when used in this Agreement (including in the Preamble and Recitals hereof):

          "ABSOLUTE RATE" has the meaning specified in subsection 2.7(c).

          "ABSOLUTE RATE AUCTION" means a solicitation of Competitive Bids setting forth Absolute Rates pursuant to Section 2.7.

          "ABSOLUTE RATE BID LOAN" means a Bid Loan that bears interest at a rate determined with reference to the Absolute Rate.

          "ACCOUNTS RECEIVABLE SECURITIZATION FACILITY DOCUMENTS" means that certain (a) Pooling and Servicing Agreement dated as of November 15, 1996, among MTRC, the Borrower and Norwest Bank Colorado, National Association ("Norwest"), as

     Trustee, (b) Series 1996-1 Supplement to Pooling and Servicing Agreement dated as of November 15, 1996, among MTRC, the Borrower and Norwest, as Trustee, (c) Series 1996-1 Asset Purchase Agreement dated as of November 15, 1996, among Corporate Receivables Corporation, the "Liquidity Providers" specified therein, Citicorp North America, Inc., Banque Paribas, New York Branch and Norwest, as Trustee (or any replacement of such 1996-1 Asset Purchase Agreement that is reasonably acceptable to the Agent and the Majority Banks), (d) Series 1996-1 Certificate Purchase Agreement dated as of November 15, 1996, among MTRC, Corporate Receivables Corporation, Norwest, as Trustee, and the Borrower, (e) Purchase and Contribution Agreement dated as of November 15, 1996, between the Borrower, Wisco, Pavey, Mail-Well West, Wisco II, GAC, Wisco III, Supremex, Innova and MTRC, (f) Accounts Receivable Securitization Facility Intercreditor Agreement dated as of November 15, 1996, and (g) any and all agreements, documents and instruments executed or delivered pursuant to or in connection with the agreements referred to in clauses
     (a) through (f) preceding.

          "ACQUISITION" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, (c) the power to elect, appoint, or cause the election or appointment of at least a majority of the members of the board of directors or similar governing body of such Person, or (d) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Borrower or its Subsidiary is the surviving entity.

          "AFFILIATE" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, partnership interests, by contract, or otherwise.

          "ADMINISTRATIVE AGENT" means BofA in its capacity as administrative agent for the Banks hereunder, and any successor agent arising under
     Section 10.9.

          "ADMINISTRATIVE AGENT'S PAYMENT OFFICE" means the address for payments set forth on Schedule 11.2 or such other address as the Administrative Agent may from time to time specify.

          "AGENT-RELATED PERSONS" means BofA and any successor agent arising under Section 10.9, together with their respective Affiliates (including, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

          "AGGREGATE REVOLVING COMMITMENT" means, at any time, the combined Revolving Commitments of all the Banks then in effect.

          "AGREEMENT" means this Credit Agreement.

          "APPLICABLE COMMITMENT FEE PERCENTAGE" means, on any date, the per annum percentage set forth below based on the ratio of Consolidated Funded Debt to EBITDA for the then most recently completed four fiscal quarters of the Borrower as derived from the Parent's quarterly or annual financial statements most recently delivered to the Administrative Agent under
     Section 7.1:

               Consolidated                       Applicable
           Funded Debt to EBITDA            Commitment Fee Percentage
           ---------------------            -------------------------
      Greater than or equal to 3.25                 0.2500%
      to 1.00

      Less than 3.25 to 1.00 but                    0.2000%
      greater than or equal to 2.75
      to 1.00

      Less than 2.75 to 1.00 but                    0.1750%
      greater than or equal to 2.00
      to 1.00

      Less than 2.00 to 1.00 but                    0.1500%
      greater than or equal to 1.50
      to 1.00

      Less than 1.50 to 1.00                        0.1375%

     The Applicable Commitment Fee Percentage will become effective two (2) Business Days after receipt by the Administrative Agent of the Compliance Certificate delivered pursuant to Section 7.2(a) in connection with the quarterly or annual financial statements most recently delivered to the Administrative Agent under Section 7.1. In the event that such Compliance Certificate is not timely delivered to the Administrative Agent when required under Section 7.2(a), the Applicable Commitment Fee Percentage will be 0.2500%, effective two (2) Business Days after the date such Compliance Certificate was due until two (2) Business Days after such Compliance Certificate is received by the Administrative Agent. The Applicable Commitment Fee Percentage from the Closing Date and continuing for the first two full fiscal quarters thereafter, based upon the Borrower's financial performance for the fiscal quarter ending September 30, 1997, will be greater than (based upon the actual Leverage Ratio) or equal to 0.1750%. For purposes of determining Applicable Commitment Fee Percentage, EBITDA, EBIT and interest expense shall be adjusted for Acquisitions of "Acquired Subsidiaries" in the same manner set forth in
     Section 8.15 for calculating compliance with Sections 8.14 and 8.15.

          "APPLICABLE MARGIN" means, on any date:

               (i) with respect to each Base Rate Committed Loan or Prime Rate Loan outstanding on such date, 0.00% per annum; and

              (ii) with respect to each Offshore Rate Committed Loan outstanding on such date, the applicable margin (on a per annum basis) set forth below based on the ratio of Consolidated Funded Debt to EBITDA for the then most recently completed four fiscal quarters of the Borrower as derived from the Parent's quarterly or annual financial statements most recently delivered to the Administrative Agent under Section 7.1:

      Consolidated Funded Debt to EBITDA         Applicable Margin
      ----------------------------------         -----------------
      Greater than or equal to 3.25                    0.875%
      to 1.00

      Less than 3.25 to 1.00 but                       0.750%
      greater than or equal to 2.75
      to 1.00

      Less than 2.75 to 1.00 but                       0.625%
      greater than or equal to 2.00
      to 1.00

      Less than 2.00 to 1.00 but                       0.500%
      greater than or equal to 1.50
      to 1.00

      Less than 1.50 to 1.00                           0.450%

     The Applicable Margin will become effective two (2) Business Days after receipt by the Administrative Agent of the Compliance Certificate delivered pursuant to Section 7.2(a) in connection with the quarterly or annual financial statements most recently delivered to the Administrative Agent under Section 7.1. In the event that such Compliance Certificate is not timely delivered to the Administrative Agent when required under Section 7.2(a), the Applicable Margin will be 0.875%, effective two (2) Business Days after the date such Compliance Certificate was due until two (2) Business Days after such Compliance Certificate is received by the Administrative Agent. The Applicable Margin with respect to Offshore Rate Committed Loans from the Closing Date and continuing for the first two full fiscal quarters thereafter, based upon the Borrower's financial performance for the fiscal quarter ending September 30, 1997, will be greater than (based upon the actual Leverage Ratio) or equal to 0.625%. For purposes of determining Applicable Margin, EBITDA, EBIT and interest expense shall be adjusted for Acquisitions of "Acquired Subsidiaries" in the same manner set forth in Section 8.15 for calculating compliance with Sections 8.14 and 8.15.

          "ARRANGER" means BancAmerica Robertson Stephens.

          "ASSIGNEE" has the meaning specified in Section 11.8(a).

          "ATTORNEY COSTS" means and includes all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

          "BANK" has the meaning specified in the introductory clause hereto. References to the "Banks" shall include each of the Issuing Bank and the Swingline Bank in its capacity as such unless the context otherwise clearly requires. For purposes of clarification only, to the extent that the Issuing Bank or Swingline Bank may have any rights or obligations in addition to those of the Banks due to its status as Issuing Bank or Swingline Bank, its status as such will be specifically referenced.

          "BANKRUPTCY CODE" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, ET SEQ.).

          "BASE RATE" means, for any day, the higher of: (a) 0.50% per annum above the most recently announced Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.)

          Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

          "BASE RATE COMMITTED LOAN" means a Committed Loan that bears interest based on the Base Rate. Base Rate Committed Loans shall be denominated in U.S. Dollars.

          "BID BORROWING" means a Borrowing hereunder consisting of one or more Bid Loans made to the Borrower on the same day by one or more Banks.

          "BID LOAN" means a Loan by a Bank to the Borrower under Section 2.7, which may be a LIBOR Bid Loan or an Absolute Rate Bid Loan. Bid Loans may only be denominated in U.S. Dollars.

          "BID LOAN LENDER" means, in respect of any Bid Loan, the Bank making such Bid Loan to the Borrower.

          "BID LOAN NOTE" has the meaning specified in Section 2.2.

          "BofA" means Bank of America National Trust and Savings Association, a national banking association.

          "BORROWING" means (i) a borrowing hereunder consisting of Revolving Loans of the same Type and in the same currency made to the Borrower on the same day by the Banks, (ii) a Swingline Loan (or Swingline Loans) made to the Borrower on the same day by the Swingline Bank, (iii) a borrowing hereunder consisting of Bid Loans made to the Borrower on the same day by the applicable Bid Loan Lenders, or (iv) an L/C Borrowing, in each case pursuant to Article II or Article III, and include a Committed Borrowing and a Bid Borrowing and, other than in the case of Base Rate Committed Loans, Prime Rate Loans and L/C Borrowings, having the same Interest Period.

          "BORROWING DATE" means any date on which a Borrowing occurs.

          "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in San Francisco and Toronto, Canada are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Committed Loan or LIBOR Bid Loan denominated in U.S. Dollars, means such a day on which dealings are carried on in the applicable offshore dollar interbank market, and with respect to any disbursements and payments in and calculations pertaining to any Canadian Dollar Loan, a day on which commercial banks are open for foreign exchange business in London, England, and on which dealings in Canadian dollars are carried on in the applicable offshore foreign exchange interbank market in which disbursement of or payment in Canadian dollars will be made or received hereunder.

          "CANADIAN DOLLARS" means lawful money of Canada.

          "CANADIAN DOLLAR LOAN" means a Revolving Loan hereunder denominated in Canadian dollars. Canadian Dollar Loans shall be Offshore Rate Committed Loans or Prime Rate Loans.

          "CAPITAL ADEQUACY REGULATION" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

          "CASH COLLATERALIZE" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Bank and the Banks, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Issuing Bank (which documents are hereby consented to by the Banks). Derivatives of such term shall have corresponding meaning.

          "CHANGE OF CONTROL" means the occurrence of either of the following:
     (a) any "person" or "group" (as such terms are used in subsections 13(d) and 14(d) of the Exchange Act and the regulations thereunder), is or becomes the "beneficial owner" (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 30% or more of the then outstanding voting capital stock of the Borrower, or (b) the Continuing Directors shall cease to constitute at least a majority of the directors constituting the board of directors of the Borrower.

          "CLOSING DATE" means the date on which all conditions precedent set forth in Section 5.1 are satisfied, made conditions subsequent or waived by all Banks.

          "CODE" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

          "COMMITTED BORROWING" means a Borrowing hereunder consisting of Committed Loans made on the same day by the Banks ratably according to their respective Pro Rata Shares and, in the case of Offshore Rate Committed Loans, having the same Interest Periods.

          "COMMITTED LOAN" means a Revolving Loan by a Bank to the Borrower under Section 2.1, or a Swingline Loan by the Swingline Bank to the Borrower under Section 2.14, and may be an Offshore Rate Committed Loan, a Base Rate Committed Loan or a Prime Rate Loan (each, a "TYPE" of Committed
     Loan).

          "COMMITTED LOAN NOTE" has the meaning specified in Section 2.2.

          "COMPETITIVE BID" means an offer by a Bank to make a Bid Loan in accordance with subsection 2.7(c).

          "COMPETITIVE BID REQUEST" has the meaning specified in subsection 2.7(a).

          "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT C.

          "COMPUTATION DATE" has the meaning specified in subsection 2.5(a).

          "CONSOLIDATED FUNDED DEBT" means all Funded Debt of the Borrower and its Subsidiaries, determined on a consolidated basis eliminating intercompany items.

          "CONSOLIDATED NET INCOME" and "CONSOLIDATED NET LOSS" mean, respectively, for any period, the aggregate net income or loss for such period of the Borrower and its Subsidiaries on a consolidated basis but without giving effect to any extraordinary noncash items.

          "CONSOLIDATED NET WORTH" means, as of any date of determination, Consolidated Total Assets MINUS Consolidated Total Liabilities.

          "CONSOLIDATED TOTAL ASSETS" means, as of any date of determination, the total assets of the Borrower and its Subsidiaries on a consolidated basis.

          "CONSOLIDATED TOTAL LIABILITIES" means, as of any date of determination, the total liabilities of the Borrower and its Subsidiaries on a consolidated basis.

          "CONTINGENT OBLIGATION" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person
     (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "GUARANTY OBLIGATION"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations other than in respect of Swap Contracts, shall be equal to the maximum reasonably anticipated liability in respect thereof and, in the case of Contingent Obligations in respect of Swap Contracts, shall be equal to the Swap Termination Value.

          "CONTINUING DIRECTORS" means, as of any date, the collective reference to all members of the board of directors of the Borrower who assumed office after such date and whose appointment or nomination for election by the Borrower's shareholders was approved by a vote of at least 50% of the Continuing Directors in office immediately prior to such appointment or nomination.

          "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

          "CONVERSION/CONTINUATION DATE" means any date on which, under
     Section 2.4, the Borrower (a) converts Committed Loans of one Type to another Type, or (b) continues as Committed Loans of the same Type, but with a new Interest Period, Committed Loans having Interest Periods expiring on such date.

          "CREDIT EXTENSION" means and includes (a) the making of any Revolving Loans, Bid Loans or Swingline Loans hereunder, and (b) the Issuance of any Letters of Credit hereunder (including the Existing Letters of Credit).

          "DEFAULT" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

          "EBIT" means, for any period, Consolidated Net Income or Consolidated Net Loss, as the case may be, for such period, PLUS the sum of (a) interest expense, and (b) income tax expense, in each case, which were deductible in determining Consolidated Net Income or Consolidated Net Loss of the Borrower and its Subsidiaries on a consolidated basis for such period.

          "EBITDA" means, for any period, EBIT for such period, PLUS the sum of
     (a) depreciation expense and (b) amortization expense, in each case, which were deductible in determining Consolidated Net Income or Consolidated Net Loss of the Borrower and its Subsidiaries on a consolidated basis for such period.

          "EFFECTIVE AMOUNT" means (i) with respect to any Revolving Loans, Bid Loans or Swingline Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Revolving Loans, Bid Loans or Swingline Loans occurring on such date; and (ii) with respect to any outstanding L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date. For purposes of determining the Effective Amount in respect of any Canadian Dollar Loans to be made as part of a Borrowing or of any outstanding Canadian Dollar Loans, the amount of any such Canadian Dollar Loans shall be the U.S. Dollar Equivalent Amount thereof, and for purposes of determining the Effective Amount in respect of any Letters of Credit Issued (subject to the terms hereof) in Canadian dollars or any outstanding L/C Obligations denominated in Canadian dollars, the amount of any such Letters of Credit and L/C Obligations shall be the U.S. Dollar Equivalent Amount thereof, in each case based upon the calculation thereof as of the most recent Computation Date therefor pursuant to subsection 2.5(a).

          "ELIGIBLE ASSIGNEE" means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States or the Cayman Islands; (iii) a Person that is primarily engaged in the business of commercial banking and that is (A) a Subsidiary of a Bank, (B) a Subsidiary of a Person of which a Bank is a Subsidiary, or (C) a Person of which a Bank is a Subsidiary.

          "ENVIRONMENTAL CLAIMS" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility of the Borrower or its Subsidiaries for violation of any Environmental Law, or for release or injury to the environment.

          "ENVIRONMENTAL LAWS" means all federal, state, local or foreign laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

          "EQUIPMENT LEASE FACILITY DOCUMENTS" means (i) the Participation Agreement dated December 27, 1997, among the Borrower, KeyBank National Association ("KNA"), Key Corporate Capital, Inc. ("KCCI")(KNA and KCCI are together referred to as the "Trust Certificate Purchasers", and KNA is referred to as the "Lessor Trustee"), (ii) Lease dated December 26, 1997, between the Lessor Trustee and the Borrower, (iii) Lease Supplement dated December 26, 1997, between the Lessor Trustee and the Borrower, (iv) Guaranty Agreement dated December 26, 1997, among the Guarantors, the Trust Certificate Purchasers and the Lessor Trustee, and (v) other equipment lease documents for additional equipment leases which are otherwise permitted hereunder.

          "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

          "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with the Borrower or any Subsidiary of the Borrower within the meaning of subsection 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

          "ERISA EVENT" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under
     Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate.

          "EVENT OF DEFAULT" means any of the events or circumstances specified in Section 9.1.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

          "EXISTING FACILITY" means collectively (i) the Promissory Note dated November 19, 1997, from Supremex, Inc., to Bank of America Canada and
     (ii) the Promissory Note dated November 19, 1997, from the Borrower to
     BofA.

          "EXISTING LETTERS OF CREDIT" means the letters of credit described in
     SCHEDULE 3.3.

          "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

          "FEDERAL FUNDS RATE" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

          "FEE LETTERS" has the meaning specified in Section 2.15(a).

          "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

          "FX TRADING OFFICE" means the Foreign Exchange Trading Center #5752, Los Angeles, California, of BofA, or such other of BofA's offices as BofA may designate from time to time.

          "FUNDED DEBT" of any Person means, as of the end of each fiscal quarter of such Person, (a) all Indebtedness of such Person (including with respect to any Loans hereunder) for borrowed money; (b) all noncontingent reimbursement or payment obligations of such Person with respect to Surety Instruments; (c) all obligations of such Person with respect to capital and off-balance sheet leases; (d) the current portion of all obligations of such Person arising with respect to preferred stock that is mandatorily redeemable by such Person; (e) all indebtedness referred to in clauses (a) through (d) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; (f) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (d); and (g) all Indebtedness in excess of $100,000,000 in connection with Permitted Receivables Purchase Facilities.

          "FURTHER TAXES" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 4.1.

          "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances and consistently applied.

          "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "GUARANTOR" means each of the Parent and each Material Subsidiary of the Borrower organized in the United States (each such Material Subsidiary, a "SUBSIDIARY GUARANTOR") in its capacity as a "guarantor" under
     Section 11.17 of this Agreement or,
     as the case may be, under any separate agreement executed by it pursuant to which it guarantees the Obligations.

          "GUARANTEED OBLIGATIONS" has the meaning specified in Section 11.17.

          "GUARANTY" means the guaranty of each Guarantor made pursuant to
     Section 11.17 and any other guaranty under any separate agreement executed by any Guarantor pursuant to which it guarantees the Obligations.

          "GUARANTY OBLIGATION" has the meaning specified in the definition of "Contingent Obligation."

          "HAZARDOUS MATERIALS" means all those substances that are regulated by, or which may form the basis of liability under, any Environmental Law, including any substance identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

          "HONOR DATE" has the meaning specified in Section 3.3(c).

          "INDEBTEDNESS" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all noncontingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through
     (g) above.

     For all purposes of this Agreement, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture or limited liability company in which such Person is a general partner or a joint venturer or a member.

          "INDEMNIFIED LIABILITIES" has the meaning specified in Section 11.5.

          "INDEMNIFIED PERSON" has the meaning specified in Section 11.5.

          "INDEPENDENT AUDITOR" has the meaning specified in Section 7.1(a).

          "INSOLVENCY PROCEEDING" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in either event undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

          "INTERCOMPANY SUBORDINATED DEBT" means intercompany indebtedness of the Borrower to the Parent in the amount of $147,436,000 on terms and conditions satisfactory to the Borrower, the Agent and the Banks.

          "INTEREST PAYMENT DATE" means, as to any Revolving Loan or Bid Loan other than a Base Rate Committed Loan or a Prime Rate Loan, the last day of each Interest Period applicable to such Revolving Loan or Bid Loan and, as to any Base Rate Committed Loan or any Prime Rate Loan which is not a Swingline Loan, the last day of each calendar quarter and each date such Base Rate Committed Loan or Prime Rate Loan is converted into an Offshore Rate Committed Loan or LIBOR Bid Loan and, with respect to any Base Rate Committed Loan that is a Swingline Loan, the Business Day on which principal of such Swingline Loan is repaid; PROVIDED, HOWEVER, that (a) if any Interest Period for an Offshore Rate Committed Loan or LIBOR Bid Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date, and (b) as to any Bid Loan, such intervening dates prior to the maturity thereof as may be specified by the Borrower and agreed to by the applicable Bid Loan Lender in the applicable Competitive Bid shall also be Interest Payment Dates.

          "INTEREST PERIOD" means, as to any Absolute Rate Bid Loan, the period commencing on the Borrowing Date of such Bid Loan and ending on the date seven to 183 days thereafter as selected by the Borrower in its Competitive Bid Request, and as to any Offshore Rate Committed Loan or LIBOR Bid Loan, the period commencing on the Borrowing Date of such Loan or, in the case of Committed Loans other than Swingline Loans, on the Conversion/Continuation Date on which such Committed Loan is converted into or continued as an Offshore Rate Committed Loan, and ending on the date one, two, three or six months thereafter as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation;

     PROVIDED that:

               (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of an Offshore Rate Committed Loan or LIBOR Bid Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

               (ii) any Interest Period pertaining to an Offshore Rate Committed Loan or LIBOR Bid Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

              (iii) no Interest Period for any Loan shall extend beyond the Revolving Termination Date.

          "INVESTMENTS" has the meaning specified in Section 8.4.

          "INVITATION FOR COMPETITIVE BIDS" means a solicitation for Competitive Bids, substantially in the form of EXHIBIT F.

          "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

          "ISSUANCE DATE" has the meaning specified in Section 3.1(a).

          "ISSUE" means, with respect to any Letter of Credit, to incorporate the Existing Letters of Credit into this Agreement, or to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "ISSUED," "ISSUING" and "ISSUANCE" have corresponding meanings.

          "ISSUING BANK" means BofA in its capacity as issuer of one or more Letters of Credit hereunder, together with any replacement letter of credit issuer arising under Section 10.1(b) or Section 10.9, and any other Bank which, if required for legal or credit reasons, Issues letters of credit hereunder.

          "JOINT VENTURE" means a single-purpose corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Borrower or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

          "L/C ADVANCE" means each Bank's participation in any L/C Borrowing in accordance with its Pro Rata Share.

          "L/C AMENDMENT APPLICATION" means an application form for amendment of outstanding standby or commercial documentary letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

          "L/C APPLICATION" means an application form for issuances of standby or commercial documentary letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

          "L/C BORROWER" means each of the Borrower and each Subsidiary of the Borrower as account party for any Letter of Credit Issued hereunder.

          "L/C BORROWING" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing under Section 3.3(c).

          "L/C COMMITMENT" means the commitment of the Issuing Bank to Issue, and the commitment of the Banks severally to participate in, Letters of Credit (including the Existing Letters of Credit) from time to time Issued or outstanding under Article III, in an aggregate amount not to exceed on any date $25,000,000. The L/C Commitment is a part of the Aggregate Revolving Commitment, rather than a separate, independent commitment.

          "L/C OBLIGATIONS" means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

          "L/C-RELATED DOCUMENTS" means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Bank's standard form documents for letter of credit issuances.

          "LENDING OFFICE" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office," as the case may be, on SCHEDULE 11.2, or such other office or offices as such Bank may from time to time notify the Borrower and the Administrative Agent.

          "LETTERS OF CREDIT" means the Existing Letters of Credit and any letters of credit (whether standby letters of credit or commercial documentary letters of credit) Issued by the Issuing Bank pursuant to
     Article III.

          "LEVERAGE RATIO" means, as of the last day of any fiscal quarter, the ratio of (a) Consolidated Funded Debt on such day to (b) EBITDA for the period of four fiscal quarters ended on such day.

          "LIBO RATE" means, for any Interest Period with respect to a LIBOR Bid Loan the rate of interest per annum determined by the Administrative Agent to be the arithmetic mean (rounded upward to the nearest 1/16th of 1%) of the rates of interest per annum notified to the Administrative Agent by BofA as the rate of interest at which deposits in U.S. Dollars, in the approximate amount of the Bid Loans to be borrowed in such Borrowing and having a maturity comparable to such Interest Period, would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days, prior to the commencement of such Interest Period.

          "LIBOR AUCTION" means a solicitation of Competitive Bids setting forth a LIBOR Bid Margin pursuant to Section 2.7.

          "LIBOR BID LOAN" means any Bid Loan that bears interest at a rate based upon the LIBO Rate.

          "LIBOR BID MARGIN" has the meaning specified in subsection 2.7(c)(ii)(C).

          "LIEN" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

          "LOAN" means an extension of credit by a Bank to the Borrower under
     Article II or Article III in the form of a Committed Loan, Bid Loan or L/C Advance.

          "LOAN DOCUMENTS" means this Agreement, the Notes, if any, the Fee Letters, the L/C-Related Documents and all other documents delivered to the Administrative Agent or any Bank in connection herewith.

          "LOAN PARTY" means the Parent, the Borrower and each Subsidiary Guarantor.

          MAJORITY BANKS means (a) at any time prior to the Revolving Termination Date, Banks then holding at least 51% of the U.S. Dollar Equivalent Amount of the Revolving Commitments, and (b) thereafter, Banks then holding at least 51% of the aggregate unpaid U.S. Dollar Equivalent Amount of the Loans. For purposes of determining whether the Majority Banks have approved any amendment, waiver or consent or taken any other action hereunder, the U.S. Dollar Equivalent Amount of all unpaid Canadian Dollar Loans shall be calculated on the date such amendment, waiver or consent is to become effective or such action is to be taken.

          "MARGIN STOCK" means "margin stock" as such term is defined in Regulation G, T, U or X of the FRB.

          "MATERIAL ADVERSE EFFECT" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) of the Borrower (considering all of its assets), or of the Borrower and its Subsidiaries taken as a whole, which would be expected to result in a material impairment of the ability of the Borrower (considering all of its assets), or of the Borrower and its Subsidiaries taken as a whole, to perform under any Loan Document and to avoid any Default or Event of Default; or (b) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower or any Guarantor of any Loan Document.

          "MATERIAL SUBSIDIARY" means any Subsidiary, including its Subsidiaries, which meets any of the following conditions: (a) the Borrower's and its other Subsidiaries' investments in and advances to the Subsidiary exceed 10% of the total assets of the Borrower and its Subsidiaries consolidated as of the end of the most recently completed fiscal year (for a proposed business combination to be accounted for as a pooling of interests, this condition is also met when the number of common shares exchanged or to be exchanged by the Borrower exceeds 10% of its total common shares outstanding at the date the combination is initiated); or (b) the Borrower's and its other Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds 10% of the total assets of the Borrower and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or
     (c) the Borrower's and its other Subsidiaries equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of the Subsidiary exceeds 10% of such income of the Borrower and its Subsidiaries consolidated for the most recently completed fiscal year.

          "MULTIEMPLOYER PLAN" means a "multiple employer plan" or a "multiemployer plan," within the meaning of Sections 4064(a) and 4001(a)(3) of ERISA, to which the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

          "NET SECURITIES PROCEEDS" has the meaning specified in Section 8.13.

          "NOTES" means the Committed Loan Notes and the Bid Loan Notes.

          "NOTICE OF BORROWING" means a notice in substantially the form of EXHIBIT A.

          "NOTICE OF CONVERSION/CONTINUATION" means a notice in substantially the form of EXHIBIT B.

          "OBLIGATIONS" means all Revolving Loans, Swingline Loans, Bid Loans, L/C Obligations and other Indebtedness arising under any Loan Document and all other advances, debts, liabilities, obligations, covenants and duties owing by the Borrower or any other Loan Party to any Bank, the Administrative Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

          "OFFSHORE RATE" means, for any Interest Period, with respect to Offshore Rate Committed Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1%) determined by the Administrative Agent as follows:

                                             LIBOR
             Offshore Rate = -------------------------------------
                             1.00 -- Eurodollar Reserve Percentage

     Where,

               "EURODOLLAR RESERVE PERCENTAGE" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

               "LIBOR" means the rate of interest per annum determined by the Administrative Agent to be the arithmetic mean (rounded upward to the nearest 1/16th of 1%) of the rates of interest per annum notified to the Administrative Agent by BofA as the rate of interest at which deposits in U.S. Dollars or Canadian dollars, as the case may be, in the approximate amount of the Revolving Loans to be borrowed in such Borrowing (or the approximate amount of the Revolving Loans to be continued as or converted into Offshore Rate Committed Loans) and having a maturity comparable to such Interest Period, would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

          The Offshore Rate shall be adjusted automatically as to all Offshore Rate Committed Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

          "OFFSHORE RATE COMMITTED LOAN" means any Committed Loan that bears interest based on the Offshore Rate.

          "ORGANIZATION DOCUMENTS" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation, and for any partnership, the partnership agreement, any other agreements or instruments relating to the rights of the partners of such partnership or limiting or authorizing the activities of such Partnership, and all applicable resolutions of such partnership.

          "OTHER TAXES" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

          "OVERNIGHT RATE" means, for any day, the rate of interest per annum at which overnight deposits in Canadian dollars, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by the Administrative Agent to major banks in the applicable offshore interbank market.

          "PARENT" means Mail-Well, Inc., a Delaware corporation.

          "PARTICIPANT" has the meaning specified in Section 11.8(d).

          "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

          "PENSION PLAN" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

          "PERMITTED LIENS" has the meaning specified in Section 8.1.

          "PERMITTED RECEIVABLES" shall mean all obligations of any obligor (whether now existing or hereafter arising) under a contract for sale of goods or services by the Borrower or any of its Subsidiaries, which shall include any obligation of such obligor (whether now existing or hereafter arising) to pay interest, finance charges or amounts with respect thereto, and, with respect to any of the foregoing receivables or obligations, (a) all of the interest of the Borrower or any of its Subsidiaries in the goods (including returned goods) the sale of which gave rise to such receivable or obligation after the passage of title thereto to any obligor, (b) all other Liens and property subject thereto from time to time purporting to secure payment of such receivables or obligations, and (c) all guarantees, insurance, letters of credit and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such receivables or obligations.

          "PERMITTED RECEIVABLES PURCHASE FACILITY" shall mean the facility created by (i) the Accounts Receivable Securitization Facility Documents, and (ii) any other agreement of the Borrower or any of its Subsidiaries providing for sales, transfers or conveyances of Permitted Receivables purporting to be sales (and considered sales under GAAP) that do not provide, directly or indirectly, for recourse against the seller of such Permitted Receivables (or against any of such seller's Affiliates) by way of a guaranty or any other support arrangement, with respect to the amount of such Permitted Receivables (based on the financial condition or circumstances of the obligor thereunder), other than such limited recourse as is reasonable given market standards for transactions of a similar type, taking into account such factors as historical bad debt loss experience and obligor concentration levels.

          "PERMITTED SWAP OBLIGATIONS" means all obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under Swap Contracts, provided that each of the following criteria is satisfied:
     (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view"; and (b) such Swap Contracts do not contain any provision ("walk-away" provision) exonerating the nondefaulting party from its obligation to make payments on outstanding transactions to the defaulting party.

          "PERSON" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

          "PLAN" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Borrower or any Subsidiary of the Borrower sponsors or maintains or to which the Borrower or any Subsidiary of the Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan.

          "PRIME RATE" means, for any day, the per annum rate of interest in effect for such day as publicly announced from time to time by Bank of America Canada in Toronto, Ontario, as its "prime rate." (The "prime rate" is a rate set by Bank of America Canada based upon various factors including Bank of America Canada's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the prime rate announced by Bank of America

     Canada shall take effect at the opening of business on the day specified in the public announcement of such change.

          "PRIME RATE LOAN" means a Canadian Dollar Loan that bears interest based on the Prime Rate.

          "PRO RATA SHARE" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Revolving Commitment divided by the combined Revolving Commitments of all Banks.

          "REPORTABLE EVENT" means, any of the events set forth in
     Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

          "REQUIREMENT OF LAW" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

          "RESPONSIBLE OFFICER" means, with respect to the Parent, the Borrower or any Subsidiary, its chief executive officer or its president, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, its chief financial officer or its treasurer, or any other officer having substantially the same authority and responsibility.

          "REVOLVING COMMITMENT" has the meaning set forth in Section 2.1.

          "REVOLVING LOAN" has the meaning set forth in Section 2.1.

          "REVOLVING TERMINATION DATE" means the earlier to occur of:

               (a)  March 17, 2003; and

               (b) the date on which the Revolving Commitments terminate in accordance with the provisions of this Agreement.

          "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

          "SENIOR SUBORDINATED NOTE DOCUMENTS" means the Senior Subordinated Notes, the Senior Subordinated Note Indenture and all other documents executed and delivered with respect to the Senior Subordinated Notes or Senior Subordinated Note Indenture.

          "SENIOR SUBORDINATED NOTE INDENTURE" means the Indenture dated as of February 24, 1994 between the Borrower, the Parent, Pavey Envelope and Tag Corp., Wisco Envelope Corp. and Shawmut Bank, National Association.

          "SENIOR SUBORDINATED NOTES" means the Borrower's (i) 101/2% Senior Subordinated Notes due 2004 and (ii) 10 1/2% Series B Senior Subordinated Notes due 2004, issued pursuant to the Senior Subordinated Note Indenture.

          "SPOT RATE" for a currency means the rate quoted by BofA as the spot rate for the purchase by BofA of such currency with another currency through its FX Trading Office at approximately 8:00 a.m. (San Francisco time) on the date two Business Days prior to the date as of which the foreign exchange computation is made.

          "SUBSIDIARY" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Borrower.

          "SUBSIDIARY GUARANTOR" has the meaning specified in the definition of "Guarantor".

          "SUPREMEX CREDIT AGREEMENT" means the Credit Agreement dated as of March 16, 1998, between Supremex, Inc., a Wholly Owned Subsidiary of the Borrower, the financial institutions party thereto, and BofA, as administrative agent for such financial institutions.

          "SURETY INSTRUMENTS" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

          "SWAP CONTRACT" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

          "SWAP TERMINATION VALUE" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such

     Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Administrative Agent based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Bank).

          "SWINGLINE BANK" means BofA, in its capacity as maker of Swingline Loans hereunder.

          "SWINGLINE COMMITMENT" has the meaning specified in subsection
     2.14(a).

          "SWINGLINE LOAN" has the meaning specified in subsection 2.14(a).

          "TAXES" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Bank and the Administrative Agent, respectively, taxes imposed on or measured by its net income or gross receipts by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Administrative Agent, as the case may be, is organized or maintains a lending office.

          "TYPE" has the meaning specified in the definition of "Committed
     Loan."

          "UNFUNDED PENSION LIABILITY" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

          "UNITED STATES," "US" and "U.S." each means the United States of America.

          "U.S. DOLLAR EQUIVALENT AMOUNT" means, at any time, (a) as to any amount denominated in U.S. Dollars, the amount thereof at such time, and
     (b) as to any amount denominated in Canadian dollars, the equivalent amount in U.S. Dollars as determined by the Administrative Agent using the Spot Rate for the purchase of U.S. Dollars with Canadian dollars on the most recent Computation Date provided for in subsection 2.5(a).

          "U.S. DOLLARS," "DOLLARS", "DOLLARS" and "$" each mean lawful money of the United States.

          "WHOLLY OWNED SUBSIDIARY" means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Borrower, or by one or more of the other Wholly Owned Subsidiaries, or both.

     1.2  OTHER INTERPRETIVE PROVISIONS.

          (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

          (b) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

               (ii) The term "including" is not limiting and means "including without limitation."

               (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

          (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

          (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

          (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Administrative Agent or the Banks by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion."

          (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the

Borrower and its Subsidiaries, the Banks, the Issuing Bank and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks, the Issuing Bank or the Administrative Agent merely because of the Administrative Agent's or Banks' or the Issuing Bank's involvement in their preparation.

     1.3  ACCOUNTING PRINCIPLES.

          (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP; PROVIDED, that if any change in GAAP results in a change in the operation or calculation of any of Sections 8.13, 8.14, or 8.15 or any of the defined terms used therein, the Borrower shall promptly notify the Administrative Agent thereof and, upon notice to the Borrower by the Administrative Agent on behalf of the Majority Banks, compliance with any such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn upon instruction from the Majority Banks or such covenant is amended in a manner satisfactory to the Borrower and the Majority Banks.

          (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Borrower.

     1.4 CURRENCY EQUIVALENTS GENERALLY. For all purposes of this Agreement (but not for purposes of the preparation of any financial statements delivered pursuant hereto), the equivalent in Canadian dollars (or any other currency) of an amount in U.S. Dollars, and the equivalent in U.S. Dollars of an amount in Canadian dollars (or any other currency), shall be determined at the Spot Rate.


                                      ARTICLE II

                                     THE CREDITS

     2.1 THE REVOLVING CREDIT. Each Bank severally agrees, on the terms and conditions set forth herein, to make loans to the Borrower denominated in U.S. Dollars or Canadian dollars (each such loan, a "REVOLVING LOAN") from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate U.S. Dollar Equivalent Amount not to exceed at any time outstanding (together with such Bank's Pro Rata Share of the then Effective Amount of all L/C Obligations and of all Swingline Loans then unpaid) the amount set forth in respect of such Bank on SCHEDULE 2.1 (such amount as the same may be reduced under Section 2.8 or as a result of one or more assignments under Section 11.8, the Bank's "REVOLVING COMMITMENT"); PROVIDED, HOWEVER, that, after giving effect to any Committed Borrowing of Revolving Loans, the Effective Amount of all Revolving Loans, L/C Obligations, Swingline Loans and Bid Loans together shall not at any time exceed the Aggregate Revolving Commitment; PROVIDED FURTHER, that the Effective Amount of the Revolving Loans of any Bank plus the participation of such

Bank in the Effective Amount of all L/C Obligations and such Bank's Pro Rata Share of the Effective Amount of all Swingline Loans shall not at any time exceed such Bank's Revolving Commitment; AND PROVIDED FURTHER, that the Effective Amount of all Canadian Dollar Loans shall not at any time exceed U.S.$100,000,000. Within the limits of each Bank's Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.1, prepay under Section 2.9 and reborrow under this
Section 2.1.

     The Borrower understands and agrees that the Existing Facility shall terminate, without necessity of further act of the parties, upon execution of this Agreement by the Borrower. The Borrower confirms and acknowledges its obligations to pay to BofA on the Closing Date all amounts outstanding under the Existing Facility, and the Borrower covenants and each other party hereto acknowledges and agrees that the proceeds of the initial borrowings under this Agreement shall be used to pay all principal and accrued interest (if any) and all other amounts outstanding under the Existing Facility.

     The parties hereto further acknowledge and agree that upon each voluntary reduction or termination by Supremex of the "Commitments" (as such term is defined in the Supremex Credit Agreement), the reduced or terminated portion of the "Commitment" (as so defined) of each Bank party thereto shall be allocated to and become a part of, and shall result in an increase by like amount of, such Bank's Revolving Commitment hereunder, without necessity of further act of the parties hereto. Such adjustment of the Revolving Commitment of each Bank hereunder shall be effective immediately upon or concurrently with such voluntary reduction or termination by Supremex of the "Commitments" under the Supremex Credit Agreement. The Administrative Agent shall thereafter promptly provide to the Borrower and each Bank a copy of a new SCHEDULE 2.1 which shall set forth the adjusted Revolving Commitment of each Bank after giving effect to such voluntary reduction or termination of the "Commitments" under the Supremex Credit Agreement. Such new SCHEDULE 2.1 shall replace and supersede the
SCHEDULE 2.1 then in effect and shall become a part of this Agreement without necessity of further act of the parties hereto.

     2.2  LOAN ACCOUNTS.

          (a) The Loans made by each Bank and the Letters of Credit Issued by the Issuing Bank shall be evidenced by one or more accounts or records maintained by such Bank, or the Issuing Bank, as the case may be, in the ordinary course of business. The accounts or records maintained by the Administrative Agent, each Bank, and the Issuing Bank, shall be conclusive absent manifest error of the amount of the Loans made by the Banks to the Borrower and the Letters of Credit Issued for the account of the L/C Borrowers, and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans or any Letter of Credit.

          (b) Upon the request of any Bank made through the Administrative Agent, the Committed Loans made by such Bank may be evidenced by one or more notes ("Committed Loan Notes") and the Bid Loans made by such Bank may be evidenced by one or more notes ("Bid Loan Notes"), instead of or in addition to loan accounts.
 Each such Bank shall endorse on the schedules annexed to its Note(s) the date, amount, applicable currency and maturity of each Loan made by it and the amount and applicable currency of each payment of principal made by the Borrower with respect thereto. Each such Bank is irrevocably authorized by the Borrower to endorse its Note(s) and each Bank's record shall be conclusive absent manifest error; PROVIDED, HOWEVER, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Borrower hereunder or under any such Note to such Bank.

     2.3  PROCEDURE FOR COMMITTED BORROWING.

          (a) Each Committed Borrowing shall be made upon the Borrower's irrevocable written notice delivered to the Administrative Agent in the form of a Notice of Borrowing (which notice must be received by the Administrative Agent prior to 9:00 a.m. (San Francisco time)) at least (i) four Business Days prior to the requested Borrowing Date, in the case of Canadian Dollar Loans, (ii) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Committed Loans denominated in U.S. Dollars; and (iii) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Committed Loans or Prime Rate Loans, specifying:

                    (A) the amount of the Committed Borrowing in U.S. Dollars or Canadian dollars, as the case may be, which shall be in an aggregate minimum U.S. Dollar Equivalent Amount of $5,000,000 or, in the case of any Borrowing in U.S. Dollars only, any multiple of $1,000,000 in excess thereof;

                    (B) the requested Borrowing Date, which shall be a Business Day;

                    (C)  the Type of Loans comprising the Committed Borrowing;

                    (D) with respect to Offshore Rate Committed Loans, the duration of the Interest Period applicable to such Committed Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Committed Loans, such Interest Period shall be three months; and

                    (E) whether such Committed Borrowing shall be denominated in U.S. Dollars or Canadian dollars;

PROVIDED, HOWEVER, that with respect to any Committed Borrowing to be made on the Closing Date, the Notice of Borrowing shall be delivered to the Administrative Agent not later than 10:00 a.m. (San Francisco time) at least one Business Day before the Closing Date and such Committed Borrowing will consist of Base Rate Committed Loans only.

          (b) The U.S. Dollar Equivalent Amount of any Committed Borrowing denominated in Canadian dollars will be determined by the Administrative Agent for such Committed Borrowing on the Computation Date therefor in accordance with subsection 2.5(a). The Administrative Agent will promptly notify each Bank of its receipt of any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of that Committed Borrowing.

          (c) Each Bank will make the amount of its Pro Rata Share of each Committed Borrowing available to the Administrative Agent for the account of the Borrower at the Administrative Agent's Payment Office by 11:00 a.m. (San Francisco time) on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent and in the requested currency. The proceeds of all such Committed Loans will then be made available to the Borrower by the Administrative Agent at such office by crediting the account of the Borrower on the books of BofA with the aggregate of the amounts made available to the Administrative Agent by the Banks and in like funds as received by the Administrative Agent, or if requested by the Borrower, by wire transfer in accordance with written instructions provided to the Administrative Agent by the Borrower of such funds as received by the Administrative Agent, less customary fees for such wire transfer unless on the date of the Borrowing all or any portion of the proceeds thereof shall then be required to be applied to the repayment of any outstanding Swingline Loans pursuant to Section 2.14 or the reimbursement of any outstanding drawings under Letters of Credit pursuant to Section 3.3, in which case such proceeds or portion thereof shall be applied to the repayment of such Swingline Loans or the reimbursement of such Letter of Credit drawings, as the case may be.

          (d) After giving effect to any Committed Borrowing, unless the Administrative Agent shall otherwise consent, there may not be more than ten
(10) different Interest Periods in effect in respect of all Committed Loans and Bid Loans then outstanding.

     2.4  CONVERSION AND CONTINUATION ELECTIONS FOR COMMITTED BORROWINGS.

          (a) The Borrower may, upon irrevocable written notice to the Administrative Agent in accordance with Section 2.4(b):

               (i) elect to convert, as of any Business Day, any Base Rate Committed Loans (other than Swingline Loans) or Prime Rate Loans (or any part thereof in a U.S Dollar Equivalent Amount not less than $5,000,000, or, in the case of Base Rate Committed Loans only, that is in an integral multiple of $1,000,000 in excess thereof) into Offshore Rate Committed Loans of the same currency;

              (ii) elect to convert, as of the last day of the applicable Interest Period, any Offshore Rate Committed Loans expiring on such day (or any part thereof in a U.S. Dollar Equivalent Amount not less than $1,000,000, or, in the case of Offshore Rate Committed Loans denominated in U.S. Dollars only, that is in an integral multiple of $1,000,000 in excess thereof) into Base Rate Committed Loans or Prime Rate Loans of the same currency; or

             (iii) elect to continue (for the same or different Interest Period), as of the last day of the applicable Interest Period, any Offshore Rate Committed Loans expiring on such day (or any part thereof in a U.S. Dollar Equivalent Amount not less than $5,000,000, or, in the case of Offshore Rate Committed Loans denominated in U.S. Dollars only, that is in an integral multiple of $1,000,000 in excess thereof);

PROVIDED, that if at any time the aggregate U.S. Dollar Equivalent Amount of Offshore Rate Committed Loans in respect of any Committed Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $5,000,000, such Offshore Rate Committed Loans shall automatically convert into Base Rate Committed Loans, in the case of Offshore Rate Committed Loans denominated in U.S. Dollars, or Prime Rate Loans, in the case of Offshore Rate Committed Loans denominated in Canadian dollars, and on and after such date the right of the Borrower to continue such Committed Loans as, and convert such Committed Loans into, Offshore Rate Committed Loans shall terminate.

          (b) To convert or continue a Revolving Loan as provided in subsection 2.4(a), the Borrower shall deliver a Notice of Conversion/Continuation to be received by the Administrative Agent not later than 9:00 a.m. (San Francisco time) at least (i) three Business Days in advance of the Conversion/Continuation Date, if the Committed Loans are to be converted into or continued as Offshore Rate Committed Loans denominated in U.S. Dollars; (ii) four Business Days in advance of the Conversion/Continuation Date, if the Committed Loans are to be converted into or continued as Offshore Rate Committed Loans denominated in Canadian dollars; and (iii) one Business Day in advance of the Conversion/ Continuation Date, if the Committed Loans are to be converted into Base Rate Committed Loans or Prime Rate Loans, specifying:

               (A)  the proposed Conversion/Continuation Date,

               (B) the aggregate amount in U.S. Dollars or Canadian dollars, as the case may be, of Committed Loans to be converted or continued;

               (C) the Type of Committed Loans resulting from the proposed conversion or continuation; and

               (D) other than in the case of conversions into Base Rate Committed Loans or Prime Rate Loans, the duration of the requested Interest Period.

          (c) If upon the expiration of any Interest Period applicable to Offshore Rate Committed Loans denominated in U.S. Dollars, the Borrower has failed to select timely a new Interest Period to be applicable to such Offshore Rate Committed Loans prior to the third Business Day in advance of the expiration date of the current Interest Period applicable thereto as provided in Subsection 2.4(b), or if any Default or Event of Default then exists, the Borrower shall be deemed to have elected to convert such Offshore Rate Committed Loans into Base Rate Committed Loans effective as of the expiration date of such Interest Period, and all conditions to such conversion shall be deemed to have been satisfied. If the Borrower has failed to select a new Interest Period to be applicable to Offshore Rate Committed Loans denominated in Canadian dollars prior to the fourth Business
Day in advance of the expiration date of the current Interest Period applicable thereto as provided in subsection 2.4(b), or if any Default or Event of Default shall then exist, subject to the provisions of subsection 2.5(d), the Borrower shall be deemed to have elected to convert such Offshore Rate Committed Loans into Prime Rate Loans effective as of the expiration date of such Interest Period, and all conditions to such conversion shall be deemed to have been satisfied.

          (d) The Administrative Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Borrower, the Administrative Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Committed Loans with respect to which the notice was given held by each Bank.

          (e) Unless the Majority Banks otherwise consent, during the existence of a Default or Event of Default, the Borrower may not elect to have a Committed Loan converted into or continued as an Offshore Rate Committed Loan.

          (f) After giving effect to any conversion or continuation of Committed Loans, unless the Administrative Agent shall otherwise consent, there may not be more than ten (10) different Interest Periods in effect in respect of all Committed Loans then outstanding.

     2.5  UTILIZATION OF REVOLVING COMMITMENTS IN CANADIAN DOLLARS.

          (a) The Administrative Agent will determine the U.S. Dollar Equivalent Amount with respect to any (i) Borrowing comprised of Canadian Dollar Loans and L/C Obligations as of the requested Borrowing Date, (ii) outstanding Canadian Dollar Loans and L/C Obligations as of the last Business Day of each calendar month, and (iii) outstanding Canadian Dollar Loans and L/C Obligations as of any redenomination date pursuant to this Section 2.5 or Section 4.5 (each such date under clauses (i) through (iii) a "COMPUTATION DATE").

          (b) In the case of a proposed Borrowing denominated in Canadian dollars, the Banks shall be under no obligation to make such Revolving Loans in the requested currency as part of such Borrowing if the Administrative Agent has received notice from any of the Banks by 5:00 p.m. (San Francisco time) three Business Days prior to the date of such Borrowing that such Bank cannot provide Revolving Loans in the requested currency, in which event the Administrative Agent will give notice to the Borrower no later than 9:00 a.m. (San Francisco time) on the second Business Day prior to the requested date of such Borrowing that the Borrowing in the requested currency is not then available, and notice thereof also will be given promptly by the Administrative Agent to the Banks.
If the Agent shall have so notified the Borrower that any such Borrowing in Canadian dollars is not then available, the Borrower may, by notice to the Administrative Agent not later than 5:00 p.m.

(San Francisco time) two Business Days prior to the requested date of such Borrowing, withdraw the Notice of Borrowing relating to such requested Borrowing. If the Borrower does so withdraw such Notice of Borrowing, the Borrowing requested therein shall not occur and the Administrative Agent will promptly so notify each Bank. If the Borrower does not so withdraw such Notice of Borrowing, the Administrative Agent will promptly so notify each Bank and such Notice of Borrowing shall be deemed to be a Notice of Borrowing that requests a Borrowing comprised of Base Rate Committed Loans in an aggregate amount equal to the amount of the originally requested Borrowing as expressed in U.S. Dollars in the Notice of Borrowing; and in such notice by the Administrative Agent to each Bank the Administrative Agent will state such aggregate amount of such Borrowing to be made in U.S. Dollars and such Bank's Pro Rata Share thereof.

          (c) In the case of a proposed continuation of Canadian Dollar Loans for an additional Interest Period pursuant to Section 2.4, the Banks shall be under no obligation to continue such Canadian Dollar Loans if the Administrative Agent has received notice from any of the Banks by 5:00 p.m. (San Francisco time) three Business Days prior to the day of such continuation that such Bank cannot continue to provide Offshore Rate Committed Loans denominated in Canadian dollars, in which event the Agent will give notice to the Borrower not later than 9:00 a.m. (San Francisco time) on the second Business Day prior to the requested date of such continuation that the continuation of such Canadian Dollar Loans is not then available, and notice thereof also will be given promptly by the Administrative Agent to the Banks. If the Administrative Agent shall have so notified the Borrower that any such continuation of Canadian Dollar Loans is not then available, any Notice of Continuation/Conversion with respect thereto shall be deemed withdrawn and such Canadian Dollar Loans shall be automatically converted into Prime Rate Loans with effect from the last day of the Interest Period with respect to any such Canadian Dollar Loans, and all conditions to such conversion shall be deemed to have been satisfied. The Agent will promptly notify the Borrower and the Banks of any such automatic conversion.

          (d) Notwithstanding anything herein to the contrary, during the existence of a Default or an Event of Default, upon the request of the Majority Banks, all or any part of any outstanding Canadian Dollar Loans shall be redenominated and converted into Base Rate Committed Loans in U.S. Dollars with effect from (i) in the case of Prime Rate Loans, the next succeeding Business Day following the Administrative Agent's receipt of such request from the Majority Banks, or (ii) in the case of Offshore Rate Committed Loans denominated in Canadian dollars, the last day of the Interest Period with respect to such Canadian Dollar Loans, and all conditions to such conversion shall be deemed to have been satisfied. The Administrative Agent will promptly notify the Borrower of any such redenomination and conversion request.

          (e) Notwithstanding anything herein to the contrary, no Prime Rate Loan may be outstanding for more than 10 consecutive Business Days.

     2.6  BID BORROWINGS.  In addition to Committed Borrowings pursuant to
Section 2.3, each Bank severally agrees that the Borrower may, as set forth in
Section 2.7, from time to
time request the Banks prior to the Revolving Termination Date to submit offers to make Bid Loans to the Borrower; PROVIDED, HOWEVER, that the Banks may, but shall have no obligation to, submit such offers and the Borrower may, but shall have no obligation to, accept any such offers, and, if such offers are accepted by the Borrower, to make such Bid Loans; and PROVIDED, FURTHER, that at no time shall (a) the Effective Amount of all Bid Loans, plus the Effective Amount of all Revolving Loans, plus the Effective Amount of all Swingline Loans, plus the Effective Amount of all L/C Obligations exceed the Aggregate Revolving Commitment; and (b) the Effective Amount of all Bid Loans exceed 50% of the Aggregate Revolving Commitment.

     2.7  PROCEDURE FOR BID BORROWINGS.

          (a) When the Borrower wishes to request the Banks to submit offers to make Bid Loans hereunder, the Borrower shall transmit to the Administrative Agent by telephone call followed promptly by facsimile transmission a notice in substantially the form of EXHIBIT G (a "COMPETITIVE BID REQUEST") so as to be received no later than 8:00 a.m. (San Francisco time) (x) four Business Days prior to the date of a proposed Bid Borrowing in the case of a LIBOR Auction, or
(y) two Business Days prior to the date of a proposed Bid Borrowing in the case of an Absolute Rate Auction, specifying:

               (i) the date of such Bid Borrowing, which shall be a Business Day;

              (ii) the aggregate amount of such Bid Borrowing, which shall be a minimum amount of $10,000,000 or in multiples of $1,000,000 in excess thereof;

             (iii) whether the Competitive Bids requested are to be for LIBOR Bid Loans or Absolute Rate Bid Loans; and

              (iv) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of "Interest Period" herein.

Subject to subsection 2.7(c), the Borrower may not request Competitive Bids for more than three Interest Periods in a single Competitive Bid Request and may not request Competitive Bids more than once in any period of five Business Days.

          (b) Upon receipt of a Competitive Bid Request, the Administrative Agent will promptly send to the Banks by facsimile transmission an Invitation for Competitive Bids, which shall constitute an invitation by the Borrower to each Bank to submit Competitive Bids offering to make the Bid Loans to which such Competitive Bid Request relates in accordance with this Section 2.7.

          (c) (i) Each Bank may at its discretion submit a Competitive Bid containing an offer or offers to make Bid Loans in response to any Invitation for Competitive Bids. Each Competitive Bid must comply with the requirements of this subsection 2.7(c) and must be submitted to the Administrative Agent by facsimile transmission at the Administrative Agent's office for notices set forth on the signature pages hereto not later than (1) 6:30 a.m. (San Francisco time) three Business Days prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (2) 6:30 a.m. (San Francisco time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction; PROVIDED that Competitive Bids submitted by the Administrative Agent (or any Affiliate of the Administrative Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Administrative Agent or such Affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (A) 6:15 a.m. (San Francisco time) three Business Days prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (B) 6:15 a.m. (San Francisco time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction.

              (ii) Each Competitive Bid shall be in substantially the form of EXHIBIT H, specifying therein:

                    (A)  the proposed date of Borrowing;

                    (B) the principal amount of each Bid Loan for which such Competitive Bid is being made, which principal amount (x) may be equal to, greater than or less than the Revolving Commitment of the quoting Bank, (y) must be $10,000,000 or in multiples of $1,000,000 in excess thereof, and (z) may not exceed the principal amount of Bid Loans for which Competitive Bids were requested;

                    (C) in case the Borrower elects a LIBOR Auction, the margin above or below LIBO Rate (the "LIBOR BID MARGIN") offered for each such Bid Loan, expressed in multiples of 1/1000th of one basis point to be added to or subtracted from the applicable LIBO Rate and the Interest Period applicable thereto;

                    (D) in case the Borrower elects an Absolute Rate Auction, the rate of interest per annum expressed in multiples of 1/1000th of one basis point (the "ABSOLUTE RATE") offered for each such Bid Loan; and

                    (E)  the identity of the quoting Bank.

     A Competitive Bid may contain up to three separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Competitive Bids.

            (iii)  Any Competitive Bid shall be disregarded if it:

                    (A) is not substantially in conformity with EXHIBIT H or does not specify all of the information required by subsection (c)(ii) of this Section;

                    (B)  contains qualifying, conditional or similar language;

                    (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bids; or

                    (D)  arrives after the time set forth in subsection (c)(i).

          (d) Promptly on receipt and not later than 7:00 a.m. (San Francisco time) three Business Days prior to the proposed date of Borrowing, in the case of a LIBOR Auction, or 7:00 a.m. (San Francisco time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction, the Administrative Agent will notify the Borrower of the terms (i) of any Competitive Bid submitted by a Bank that is in accordance with subsection 2.7(c), and (ii) of any Competitive Bid that amends, modifies or is otherwise inconsistent with a previous Competitive Bid submitted by such Bank with respect to the same Competitive Bid Request. Any such subsequent Competitive Bid shall be disregarded by the Administrative Agent unless such subsequent Competitive Bid is submitted solely to correct a manifest error in such former Competitive Bid and only if received within the times set forth in subsection 2.7(c). The Administrative Agent's notice to the Borrower shall specify (1) the aggregate principal amount of Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Request; and (2) the respective principal amounts and LIBOR Bid Margins or Absolute Rates, as the case may be, so offered.
Subject only to the provisions of Sections 4.2, 4.5 and 5.2 hereof and the provisions of this subsection (d), any Competitive Bid shall be irrevocable except with the written consent of the Administrative Agent given on the written instructions of the Borrower.

          (e) Not later than 7:30 a.m. (San Francisco time) three Business Days prior to the proposed date of Borrowing, in the case of a LIBOR Auction, or 7:30 a.m. (San Francisco time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction, the Borrower shall notify the Administrative Agent of their acceptance or non-acceptance of the offers so notified to them pursuant to subsection 2.7(d). The Borrower shall be under no obligation to accept any offer and may choose to reject all offers. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that is accepted. The Borrower may accept any Competitive Bid in whole or in part; PROVIDED that:

               (i) the aggregate principal amount of each Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Request;

              (ii) the principal amount of each Bid Borrowing must be $10,000,000 or in any multiple of $1,000,000 in excess thereof;

             (iii) acceptance of offers may only be made on the basis of ascending LIBOR Bid Margins or Absolute Rates within each Interest Period, as the case may be; and

              (iv) the Borrower may not accept any offer that is described in subsection 2.7(c)(iii) or that otherwise fails to comply with the requirements of this Agreement.

          (f) If offers are made by two or more Banks with the same LIBOR Bid Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Bid Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in such multiples, not less than $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determination by the Administrative Agent of the amounts of Bid Loans shall be conclusive in the absence of manifest error.

          (g) (i) The Administrative Agent will promptly notify each Bank having submitted a Competitive Bid if its offer has been accepted and, if its offer has been accepted, of the amount of the Bid Loan or Bid Loans to be made by it on the date of the Bid Borrowing.

              (ii) Each Bank, which has received notice pursuant to subsection 2.7(g)(i) that its Competitive Bid has been accepted, shall make the amounts of such Bid Loans available to the Administrative Agent for the account of the Borrower at the Administrative Agent's Payment Office, by 11:00 a.m. (San Francisco time) in the case of Absolute Rate Bid Loans, and by 11:00 a.m. (San Francisco time) in the case of LIBOR Bid Loans, on such date of Bid Borrowing, in funds immediately available to the Administrative Agent for the account of the Borrower at the Administrative Agent's Payment Office.

             (iii) Promptly following each Bid Borrowing, the Administrative Agent shall notify each Bank of the ranges of bids submitted and the highest and lowest Bids accepted for each Interest Period requested by the Borrower and the aggregate amount borrowed pursuant to such Bid Borrowing.

              (iv) From time to time, the Borrower and the Banks shall furnish such information to the Administrative Agent as the Administrative Agent may request relating to the making of Bid Loans, including the amounts, interest rates, dates of borrowings and maturities thereof, for purposes of the allocation of amounts received from the Borrower for payment of all amounts owing hereunder.

          (h) If, on or prior to the proposed date of Borrowing, the Revolving Commitments have not been terminated and if, on such proposed date of Borrowing all applicable conditions to funding referenced in Sections 4.2, 4.5 and 5.2 hereof are satisfied, the Banks whose offers the Borrower has accepted will fund each Bid Loan so accepted. Nothing in this Section 2.7 shall be construed as a right of first offer in favor of the Banks or to otherwise limit the ability of the Borrower to request and accept credit facilities from any Person (including any of the Banks), provided that no Default or Event of Default would otherwise arise or exist as a result of the Borrower executing, delivering or performing under such credit facilities.

     2.8  VOLUNTARY TERMINATION OR REDUCTION OF COMMITMENTS.

          (a) The Borrower may, upon five Business Days' prior notice to the Administrative Agent, terminate the Revolving Commitments, or permanently reduce the Revolving Commitments by an aggregate minimum amount of $5,000,000 or any multiple of $1,000,000 in excess thereof; PROVIDED that (i) no such reduction or termination shall be permitted if, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, (A) the then Effective Amount of all Revolving Loans plus the Effective Amount of all L/C Obligations plus the Effective Amount of all Swingline Loans plus the Effective Amount of all Bid Loans would exceed the Aggregate Revolving Commitment then in effect, or (B) the Effective Amount of all L/C Obligations would exceed the L/C Commitment then in effect; and (ii) once reduced in accordance with this Section 2.8, neither the Revolving Commitments nor the L/C Commitment may be increased. Any Revolving Commitment reduction notice shall specify the extent (if any) to which any such reduction shall be applied to reduce as well the L/C Commitment. The L/C Commitment shall at no time exceed the Aggregate Revolving Commitment. Any reduction of the Aggregate Revolving Commitment shall be applied ratably to each Bank's Revolving Commitment in accordance with such Bank's Pro Rata Share. If the Revolving Commitments are terminated in their entirety, all accrued commitment fees to the effective date of such termination of Revolving Commitment, shall be paid on the effective date of such termination.

          (b) At no time shall the Swingline Commitment exceed the Aggregate Revolving Commitment, and any reduction of the Revolving Commitments which reduces the Aggregate Revolving Commitment below the then-current amount of the Swingline Commitment shall result in an automatic corresponding reduction of the Swingline Commitment to the amount of the Aggregate Revolving Commitment, as so reduced, without any action on the part of the Swingline Bank. At no time shall the Swingline Commitment exceed the Revolving Commitment of the Swingline Bank, and any reduction of the Revolving Commitments which reduces the Revolving Commitment of the Swingline Bank below the then-current amount of the Swingline Commitment shall result in an automatic corresponding reduction of the Swingline Commitment to the amount of the Revolving Commitment of the Swingline Bank, as so reduced, without any action on the part of the Swingline Bank.

     2.9  OPTIONAL PREPAYMENTS.

          (a) Subject to Section 4.4, the Borrower may, at any time or from time to time, upon irrevocable notice received by the Administrative Agent, in the case of Offshore Rate Committed Loans, not later than 9:00 a.m. (San Francisco time) three Business Days prior to the requested prepayment date, and, in the case of Base Rate Committed Loans or Prime Rate Loans, not less than one Business Day prior to the requested prepayment date, (i) ratably prepay Revolving Loans in whole or in part, in minimum U.S. Dollar Equivalent

Amounts of $5,000,000 (or such lesser principal amount then outstanding) or, in the case of Revolving Loans denominated in U.S. Dollars only, any multiple of $1,000,000 in excess thereof, and (ii) prepay in whole or in part Swingline Loans, in amounts of one million dollars ($1,000,000) (or such lesser principal amount then outstanding) or any multiple of one hundred thousand dollars ($100,000) in excess thereof, or in other amounts with the consent of the Swingline Bank. Such notice of prepayment shall specify the date, amount and applicable currency of such prepayment and the Type(s) of Revolving Loans to be prepaid. The Administrative Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 4.4.

          (b) Bid Loans may not be voluntarily prepaid other than with the consent of the applicable Bid Loan Lender.

     2.10 CURRENCY EXCHANGE FLUCTUATIONS. Subject to Section 4.4, if on any Computation Date the Administrative Agent shall have determined that the Effective Amount of all Revolving Loans, L/C Obligations, Swingline Loans and Bid Loans together exceeds the Aggregate Revolving Commitment by more than $500,000, due to a change in the applicable rate of exchange between U.S. Dollars and Canadian dollars, then the Administrative Agent shall give notice to the Borrower that a prepayment (or a Cash Collateralization in the case of L/C Obligations) is required under this Section, and the Borrower agrees thereupon to make prepayments of Revolving Loans, Swingline Loans, Bid Loans and/or L/C Advances (or Cash Collateralize L/C Obligations) such that, after giving effect to such prepayment (or Cash Collateralization), the Effective Amount of all Revolving Loans, L/C Obligations, Swingline Loans and Bid Loans together does not exceed the Aggregate Revolving Commitment.

     2.11 CASH COLLATERALIZATION; MANDATORY PREPAYMENTS OF LOANS. If on any date the Effective Amount of L/C Obligations exceeds the L/C Commitment, the Borrower shall Cash Collateralize on such date the outstanding Letters of Credit in an amount equal to the excess of the maximum amount then available to be drawn under the Letters of Credit over the L/C Commitment. Subject to
Section 4.4, if on any date after giving effect to any Cash Collateralization made on such date pursuant to the preceding sentence, the Effective Amount of all Revolving Loans, Swingline Loans, Bid Loans and L/C Obligations together exceeds the Aggregate Revolving Commitment, the Borrower shall immediately, and without notice or demand, prepay the outstanding principal amount of the Revolving Loans, Swingline Loans, Bid Loans and/or L/C Advances by an amount equal to the applicable excess.

     2.12 REPAYMENT.

          (a) THE REVOLVING CREDIT. The Borrower shall repay to the Banks on the Revolving Termination Date the aggregate principal amount of all Loans outstanding on such date.

          (b) BID LOANS. The Borrower shall repay each Bid Loan on the last day of the relevant Interest Period.

     2.13 INTEREST.

          (a) Each Revolving Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate, the Base Rate or the Prime Rate, as the case may be (and subject to a Borrower's right to convert to other Types of Loans under Section 2.4), PLUS the Applicable Margin. Each Swingline Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Base Rate PLUS the Applicable Margin, or at such other rate as may be agreed to by the Swingline Bank. Each Bid Loan shall bear interest on the outstanding principal amount thereof from the relevant Borrowing Date at a rate per annum equal to the LIBO Rate plus (or minus) the LIBOR Bid Margin, or at the Absolute Rate, as the case may be.

          (b) Interest on each Revolving Loan, Bid Loan and Swingline Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans under Section 2.9 or 2.11 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Majority Banks.

          (c) Notwithstanding subsection (a) of this Section, during the existence of any Event of Default under Section 9.1(a), 9.1(c), 9.1(e), 9.1(k), or 9.1(m) as a consequence of the failure of the Borrower to observe or perform or cause to be observed or performed any term, covenant or agreement contained in Section 7.11 or Article VIII, or after acceleration, the Borrower shall pay interest (after as well as before any entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Obligations, at a rate per annum which is determined by adding two percent (2.00%) per annum to the Applicable Margin then in effect for such Obligations and, in the case of Obligations not subject to an Applicable Margin, at a rate per annum equal to the Base Rate plus two percent (2.00%); PROVIDED, HOWEVER, that, on and after the expiration of any Interest Period applicable to any Offshore Rate Committed Loan or LIBOR Bid Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate PLUS two percent (2.00%). All such interest shall be payable upon demand.

          (d) Anything herein to the contrary notwithstanding, the obligations of the Borrower to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Borrower shall pay such Bank interest at the highest rate permitted by applicable law.

     2.14 SWINGLINE LOANS.

          (a) Subject to the terms and conditions hereof, the Swingline Bank agrees to make a portion of the Aggregate Revolving Commitment available to the Borrower by making swingline loans denominated in U.S. Dollars (individually, a "SWINGLINE LOAN"; collectively, the "SWINGLINE LOANS") to the Borrower on any Business Day during the period from the Closing Date to the Revolving Termination Date in accordance with the procedures set forth in this Section
2.14 in an aggregate principal amount at any one time outstanding not to exceed Fifteen Million Dollars ($15,000,000), notwithstanding the fact that such Swingline Loans, when aggregated with the Swingline Bank's outstanding Revolving Loans, may exceed the Swingline Bank's Revolving Commitment (the amount of such commitment of the Swingline Bank to make Swingline Loans to the Borrower pursuant to this subsection 2.14(a), as the same shall be reduced pursuant to subsection 2.8(b) or as a result of any assignment pursuant to Section 11.8, the Swingline Bank's "SWINGLINE COMMITMENT"); PROVIDED, that at no time shall
(i) the sum of the Effective Amount of all Swingline Loans PLUS the Effective Amount of all Revolving Loans PLUS the Effective Amount of all Bid Loans PLUS the Effective Amount of all L/C Obligations exceed the Aggregate Revolving Commitment, or (ii) the Effective Amount of all Swingline Loans exceed the Swingline Commitment. Additionally, no more than three Swingline Loans may be outstanding at any one time, and all Swingline Loans shall at all times be Base Rate Committed Loans or accrue interest at such other rate as may be agreed to by the Swingline Bank and the Borrower. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this subsection 2.14(a), prepay pursuant to Section 2.9 and reborrow pursuant to this subsection 2.14(a).

          (b) The Borrower shall provide the Administrative Agent irrevocable written notice (including notice via facsimile confirmed immediately by a telephone call) in the form of a Notice of Borrowing of any Swingline Loan requested hereunder (which notice must be received by the Administrative Agent prior to 12:00 noon (San Francisco time) on the requested Borrowing date) specifying (i) the amount to be borrowed, and (ii) the requested Borrowing date, which must be a Business Day. Unless the Swingline Bank has received notice prior to 2:00 p.m. on such Borrowing date from the Administrative Agent (including at the request of any Bank) (A) directing the Swingline Bank not to make the requested Swingline Loan as a result of the limitations set forth in the PROVISO set forth in the first sentence of subsection 2.14(a); or (B) that one or more conditions specified in Article V are not then satisfied; THEN, subject to the terms and conditions hereof, the Swingline Bank will, not later than 3:00 p.m. (San Francisco time) on the Borrowing date specified in such Notice of Borrowing, make the amount of its Swingline Loan available to the Borrower by crediting the account of the Borrower on the books of BofA. Each Borrowing pursuant to this Section shall be in an aggregate principal amount equal to one million dollars ($1,000,000) or a multiple of one hundred thousand dollars ($100,000) in excess thereof, unless otherwise agreed by the Swingline Bank. The Administrative Agent will notify the Banks on a quarterly basis if any Swingline Loan Borrowings occurred during such quarter.

          (c) The Borrower shall repay to the Swingline Bank in full on the Revolving Termination Date the aggregate principal amount of the Swingline Loans outstanding on the Revolving Termination Date.

          (d) For one Business Day during each successive five Business Day period the aggregate principal amount of Swingline Loans shall be $0 (a "CLEAN-UP DAY"). The Borrower shall prepay the outstanding principal amount of the Swingline Loans in whole to the extent required so that a Clean-Up Day may occur in each such five Business Day period as provided in this subsection 2.14(d) (which Swingline Loans may not be reborrowed until such Clean-Up Day has ended).

          (e)  If:

               (1) any Swingline Loans shall remain outstanding at 9:00 a.m. (San Francisco, California time) on the Business Day immediately prior to a Clean-Up Day and by such time on such Business Day the Administrative Agent shall have received neither:

                    (A) a Notice of Borrowing delivered pursuant to Section 2.3 requesting that Revolving Loans be made pursuant to subsection 2.1(a) on the Clean-Up Day in an amount at least equal to the aggregate principal amount of such Swingline Loans; nor

                    (B) any other notice indicating the Borrower's intent to repay such Swingline Loans with funds obtained from other sources; or

               (2) any Swingline Loans shall remain outstanding during the existence of a Default or Event of Default and the Swingline Bank shall in its sole discretion notify the Administrative Agent that the Swingline Bank desires that such Swingline Loans be converted into Revolving Loans;

THEN the Administrative Agent shall be deemed to have received a Notice of Borrowing from the Borrower pursuant to Section 2.3 requesting that Base Rate Committed Loans be made pursuant to subsection 2.1(a) on such Clean-Up Day (in the case of the circumstances described in clause (1) above) or on the first Business Day subsequent to the date of such notice from the Swingline Bank (in the case of the circumstances described in clause (2) above) in an amount equal to the aggregate amount of such Swingline Loans, and the procedures set forth in subsections 2.3(b) and 2.3(c) shall be followed in making such Base Rate Committed Loans; PROVIDED, that such Base Rate Committed Loans shall be made notwithstanding the Borrower's failure to comply with Section 5.2; and PROVIDED, FURTHER, that if a Borrowing of Revolving Loans becomes legally impracticable and if so required by the Swingline Bank at the time such Revolving Loans are required to be made by the Banks in accordance with this subsection 2.14(e), each Bank agrees that in lieu of making Revolving Loans as described in this subsection 2.14(e), such Bank shall purchase a participation from the Swingline Bank in the applicable Swingline Loans in an amount equal to such Bank's Pro Rata Share of such Swingline Loans, and the procedures set forth in subsections 2.3(b) and 2.3(c) shall be followed in connection with the purchases of such participations. Upon such purchases of participations the prepayment requirements of subsection 2.14(d) shall be deemed waived with respect to such Swingline Loans. The proceeds of such Base Rate Committed Loans, or participations purchased, shall be applied to repay such Swingline Loans. A copy of each notice given by the Administrative Agent to the Banks pursuant to this subsection 2.14(e) with respect to the making of Revolving Loans, or the purchases of participations, shall be promptly delivered by the Administrative Agent to the Borrower. Each Bank's obligation in accordance with this Agreement to make the Revolving Loans, or purchase the participations, as contemplated by this subsection 2.14(e), shall be absolute and unconditional and shall not be affected by any circumstance, including
(x) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Swingline Bank, the Borrower or any other Person for any reason whatsoever; (y) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (z) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

     2.15 FEES.

          (a) AGENCY FEES/BID FEES. The Borrower shall pay an agency fee and a bid fee to the Administrative Agent for the Administrative Agent's own account, as required by the letter agreements among the Borrower, the Arranger and the Administrative Agent dated as of November 21, 1997, and March 16, 1998, respectively (the "FEE LETTERS").

          (b) COMMITMENT FEES. The Borrower shall pay to the Administrative Agent for the account of each Bank a commitment fee on the actual daily unused portion of such Bank's Revolving Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Administrative Agent (Bid Loans and Swingline Loans shall not constitute utilization), equal to such unused portion as so calculated multiplied by the Applicable Commitment Fee Percentage for such period. Such commitment fee shall accrue from the Closing Date to the Revolving Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each quarter commencing on March 31, 1998 through the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date; PROVIDED that, in connection with any termination of Revolving Commitments under Section 2.8, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such termination. The commitment fees provided in this Section shall accrue at all times after the Closing Date, including at any time during which one or more conditions in Article V are not met.

     2.16 COMPUTATION OF FEES AND INTEREST.

          (a) All computations of interest for Base Rate Committed Loans when the Base Rate is determined by BofA's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

          (b) For purposes of determining utilization of each Bank's Revolving Commitment in order to calculate the commitment fee due under subsection 2.15(b), the amount of any outstanding Canadian Dollar Loan on any date shall be determined based upon the U.S. Dollar Equivalent Amount as of the most recent Computation Date with respect to such Canadian Dollar Loan.

          (c) Each determination of an interest rate or a U.S. Dollar Equivalent Amount by the Administrative Agent shall be conclusive and binding on the Borrower and the Banks in the absence of manifest error.

     2.17 PAYMENTS BY THE BORROWER.

          (a) All payments to be made by the Borrower shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Administrative Agent for the account of the Banks at the Administrative Agent's Payment Office, and shall be made in U.S Dollars or, in the case of payments on account of Credit Extensions denominated in Canadian dollars, Canadian dollars, and in immediately available funds, no later than 11:00 a.m. (San Francisco time) on the date specified herein. The Administrative Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Administrative Agent later than 11:00 a.m. (San Francisco time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

          (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

          (c) Unless the Administrative Agent receives notice from the Borrower prior to the date on which any payment is due to the Banks that the Borrower will not make such payment in full as and when required, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower has not made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

     2.18 PAYMENTS BY THE BANKS TO THE ADMINISTRATIVE AGENT.

          (a) Unless the Administrative Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Administrative Agent for the account of the Borrower the amount of that Bank's Pro Rata Share of the Borrowing, the Administrative Agent may assume that each Bank has made such amount available to the Administrative Agent in immediately available funds on the Borrowing Date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to the Borrower such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate or, in the case of any Borrowing consisting of Canadian Dollar Loans, the Overnight Rate, for each day during such period. A notice of the Administrative Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the Business Day following the Borrowing Date, the Administrative Agent will notify the Borrower by the next succeeding Business Day of such failure to fund and, upon demand by the Administrative Agent, the Borrower shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

          (b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

     2.19 SHARING OF PAYMENTS, ETC. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share (or other share contemplated hereunder), such Bank shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.10) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

                                     ARTICLE III

                                THE LETTERS OF CREDIT

     3.1  THE LETTER OF CREDIT SUBFACILITY.

          (a) On the terms and conditions set forth herein (i) the Issuing Bank agrees, (A) from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date to issue Letters of Credit for the account of an L/C Borrower, and to amend or renew Letters of Credit previously issued by it, in accordance with Sections 3.2(c) and 3.2(d), and
(B) to honor drafts under the Letters of Credit; and (ii) the Banks severally agree to participate in Letters of Credit Issued for the account of an L/C Borrower; PROVIDED, that the Issuing Bank shall not be obligated to Issue, and no Bank shall be obligated to participate in, any Letter of Credit if as of the date of and after giving effect to the Issuance of such Letter of Credit (the "ISSUANCE DATE") (1) the Effective Amount of all Revolving Loans, L/C Obligations, Swingline Loans and Bid Loans together exceeds (or would exceed) the Aggregate Revolving Commitment, or (2) the participation of such Bank in the Effective Amount of all L/C Obligations plus the Effective Amount of the Revolving Loans of such Bank plus such Bank's Pro Rata Share of the Effective Amount of all Swingline Loans exceeds (or would exceed) such Bank's Revolving Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

          (b) The Issuing Bank is under no obligation to Issue any Letter of Credit if:

               (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it;

              (ii) the Issuing Bank has received written notice from any Bank, the Administrative Agent or the Borrower, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied;

             (iii)  the expiry date of any requested Letter of Credit is
     (A) more than one year after the date of Issuance, or (B) after the Revolving Termination Date, unless all of the Banks have approved such expiry date in writing;

              (iv) the expiry date of any requested Letter of Credit is prior to the maturity date of any financial obligation to be supported by the requested Letter of Credit;

               (v) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the Issuing Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing Bank;

              (vi) any standby Letter of Credit is for the purpose of supporting the issuance of any letter of credit by any other Person;

             (vii) unless the Issuing Bank otherwise agrees, such Letter of Credit is in a face amount less than $50,000 (other than the Existing Letters of Credit that are in a face amount less than $50,000 and any renewals thereof) or denominated in a currency other than Dollars or Canadian dollars; or

            (viii) the Issuing Bank is also the Administrative Agent and the Administrative Agent shall have for any reason ceased to be the Administrative Agent pursuant to Section 11.9, in which case any other Bank may, upon the request or with the consent of the Borrower act as Issuing Bank.

     3.2  ISSUANCE, AMENDMENT AND RENEWAL OF LETTERS OF CREDIT.

          (a) Each Letter of Credit shall be issued upon the irrevocable written request of the Borrower received by the Issuing Bank (with a copy sent by the Borrower to the Administrative Agent) at least four days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit;
(iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; (vii) the identity of the L/C Borrower; and (viii) such other matters as the Issuing Bank may require.

          (b) At least two Business Days prior to the Issuance of any Letter of Credit, the Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of the L/C Application or L/C Amendment Application from the Borrower and, if not, the Issuing Bank will provide the Administrative Agent with a copy thereof. Unless the Issuing Bank has received notice on or before the Business Day immediately preceding the date the Issuing Bank is to issue a requested Letter of Credit from the Administrative Agent (A) directing the Issuing Bank not to Issue such Letter of Credit because such Issuance is not then permitted under
Section 3.1(a) as a result of the limitations set forth in clauses (1) or (2) thereof or Section 3.1(b)(ii); or (B) that one or more conditions specified in
Article V are not then satisfied; then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, Issue a Letter of Credit for the account of the applicable L/C Borrower in accordance with the Issuing Bank's usual and customary business practices.

          (c) From time to time while a Letter of Credit is outstanding and prior to the Revolving Termination Date, the Issuing Bank will, upon the written request of the Borrower received by the Issuing Bank (with a copy sent by the Borrower to the Administrative Agent) at least four (4) days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be amended;
(ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation to amend any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit. The Administrative Agent will promptly notify the Banks of the receipt by it of any L/C Application or L/C Amendment Application.

          (d) The Issuing Bank and the Banks agree that, while a Letter of Credit is outstanding and prior to the Revolving Termination Date, at the option of the Borrower and upon the written request of the Borrower received by the Issuing Bank (with a copy sent by the Borrower to the Administrative Agent) at least five days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, the Issuing Bank shall be entitled to authorize the automatic renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business Day); (iii) the revised expiry date of the Letter of Credit; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation so to renew any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Bank that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Bank would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this subsection 3.2(d) upon the request of the Borrower but the Issuing Bank shall not have received any L/C Amendment Application from the Borrower with respect to such renewal or other written direction by the Borrower with respect thereto, the Issuing Bank shall nonetheless be permitted to allow such Letter of Credit to renew, and the Borrower and the Banks hereby authorize such renewal, and, accordingly, the Issuing Bank shall be deemed to have received an L/C Amendment Application from the Borrower requesting such renewal.

          (e) The Issuing Bank may, at its election (or as required by the Administrative Agent at the direction of the Majority Banks), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Revolving Termination Date.

          (f) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

          (g) The Issuing Bank will also deliver to the Administrative Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

     3.3 EXISTING LETTERS OF CREDIT; RISK PARTICIPATIONS, DRAWINGS AND REIMBURSEMENTS.

          (a) On and after the Closing Date, the Existing Letters of Credit shall be deemed for all purposes, including for purposes of the fees to be collected pursuant to Sections 3.8(a) and 3.8(c), and reimbursement of costs and expenses to the extent provided herein, Letters of Credit outstanding under this Agreement and entitled to the benefits of this Agreement and the other Loan Documents, and shall be governed by the applications and agreements pertaining thereto and by this Agreement. Each Bank acknowledges and agrees that the Existing Letters of Credit constitute Letters of Credit outstanding under this Agreement on and as of the Closing Date. Each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank on the Closing Date a participation in each such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) such Bank's Pro Rata Share times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. The Existing Letters of Credit shall be deemed to utilize pro rata the Revolving Commitment of each Bank.

          (b) Immediately upon the Issuance of each Letter of Credit in addition to those described in Section 3.3(a), each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Pro Rata Share of such Bank, times
(ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. Each Issuance of a Letter of Credit shall be deemed to utilize the Revolving Commitment of each Bank by an amount equal to the amount of such participation.

          (c) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the Borrower. The Borrower shall reimburse the Issuing Bank prior to 10:00 a.m. (San Francisco time), on each date that any amount is paid by the Issuing Bank under any Letter of Credit (each such date, an "HONOR DATE"), in an amount equal to the amount (and in the same currency) so paid by the Issuing Bank. In the event the Borrower fails to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by 10:00 a.m.
(San Francisco time) on the Honor Date, the Issuing Bank will promptly notify the Administrative Agent and the Administrative Agent will promptly notify each Bank thereof, and the Borrower shall be deemed to have requested that Base Rate Committed Loans in an aggregate principal amount equal to the U.S. Dollar Equivalent Amount of such unreimbursed drawing be made by each of the Banks to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Aggregate Revolving Commitment and subject to the conditions set forth in Section 5.2. Any notice given by the Issuing Bank or the Administrative Agent pursuant to this subsection 3.3(c) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

          (d) Each Bank shall upon any notice pursuant to Section 3.3(c) make available to the Administrative Agent for the account of the Issuing Bank an amount in Dollars or Canadian dollars, as the case may be, and in immediately available funds equal to its Pro Rata Share of the U.S. Dollar Equivalent Amount of the drawing, whereupon the participating Banks shall (subject to Section 3.3(e)) each be deemed to have made a Revolving Loan consisting of a Base Rate Committed Loan or a Prime Rate Loan, as the case may be, to the Borrower in that amount. If any Bank so notified fails to make available to the Administrative Agent for the account of the Issuing Bank the amount of such Bank's Pro Rata Share of the amount of the drawing by no later than 2:00 p.m. (San Francisco time) on the Honor Date, then interest shall accrue on such Bank's obligation to make such payment, from the Honor Date to the date such Bank makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Administrative Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Administrative Agent to give any such notice on the Honor Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligations under this Section 3.3.

          (e) With respect to any unreimbursed drawing that is not converted into Revolving Loans consisting of Base Rate Committed Loans or Prime Rate Loans to the Borrower in whole or in part, because of the Borrower's failure to satisfy the conditions set forth in Section 5.2 or for any other reason, the Borrower shall be deemed to have incurred from the Issuing Bank an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate, PLUS two percent (2.00%), and each Bank's payment to the Issuing Bank pursuant to Section 3.3(d) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Bank in satisfaction of its participation obligation under this
Section 3.3.

          (f) Each Bank's obligation in accordance with this Agreement to make the Revolving Loans or L/C Advances, as contemplated by this Section 3.3, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Issuing Bank, the Borrower, any guarantor or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; PROVIDED, HOWEVER, that without limiting any Bank's obligation to make L/C Advances hereunder, each Bank's obligation to make Revolving Loans under this Section 3.3 is subject to the conditions set forth in Section 5.2.

     3.4  REPAYMENT OF PARTICIPATIONS.

          (a) Upon (and only upon) receipt by the Administrative Agent for the account of the Issuing Bank of immediately available funds from the Borrower (i) in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Bank has paid the Administrative Agent for the account of the Issuing Bank for such Bank's participation in the Letter of Credit pursuant to Section 3.3 or (ii) in payment of interest thereon, the Administrative Agent will pay to each Bank, in like funds as those received by the Administrative Agent for the account of the Issuing Bank, the amount of such Bank's Pro Rata Share of such funds, and the Issuing Bank shall receive and retain the amount of the Pro Rata Share of such funds of any Bank that did not so pay the Administrative Agent for the account of the Issuing Bank.

          (b) If the Administrative Agent or the Issuing Bank is required at any time to return to the Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Borrower (or any other Person) to the Administrative Agent for the account of the Issuing Bank pursuant to Section 3.4(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent or the Issuing Bank the amount of its Pro Rata Share of any amounts so returned by the Administrative Agent or the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Administrative Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

     3.5  ROLE OF THE ISSUING BANK.

          (a) Each Bank and the Borrower agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

          (b) No Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Bank shall be liable to any Bank for:
(i) any action taken or omitted in connection herewith at the request or with the approval of the Banks (including the Majority Banks, as applicable);
(ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

          (c) The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; PROVIDED, HOWEVER, that this assumption is not intended to, and shall not, preclude the Borrower's pursuit of such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Bank, shall be liable or responsible for any of the matters described in clauses (i) through
(vii) of Section 3.6; PROVIDED, however, anything in such clauses to the contrary notwithstanding, that the Borrower may have a claim against the Issuing Bank, and the Issuing Bank may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the

Borrower which the Borrower proves were caused by the Issuing Bank's willful misconduct or gross negligence or the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

     3.6 OBLIGATIONS ABSOLUTE. The obligations of the Borrower under this Agreement and any L/C-Related Document to reimburse the Issuing Bank for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

               (i) any lack of validity or enforceability of this Agreement, any L/C-Related Document or other Loan Document;

              (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

             (iii) the existence of any claim, set-off, defense or other right that an L/C Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

              (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

              (v) any payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

             (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Borrower in respect of any Letter of Credit;

            (vii) any misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or

           (viii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

     The availability of Letters of Credit hereunder for the account of L/C Borrowers other than the Borrower is at the request and for the convenience of the Borrower and shall in no way limit or otherwise affect the Borrower's reimbursement and repayment obligations under this Agreement or any L/C-Related Document.

     3.7 CASH COLLATERAL PLEDGE. Upon (a) the request of the Administrative Agent, (i) if the Issuing Bank has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C Borrowing hereunder, or (ii) if, as of the Revolving Termination Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, or
(b) the occurrence of the circumstances described in Section 2.11 requiring the Borrower to Cash Collateralize Letters of Credit, then, the Borrower shall immediately Cash Collateralize or cause to be Cash Collateralized the L/C Obligations in an amount equal to such L/C Obligations. Such amount, when received by the Administrative Agent, shall be held by the Administrative Agent and maintained in blocked deposit accounts at BofA as Cash Collateral for reimbursement obligations of the Borrower in respect of the L/C Obligations and for the other Obligations. The Borrower hereby grants to the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Bank and the Banks, a security interest in all such cash, deposit accounts and deposit account balances. After payment in full of all L/C Obligations and the expiry of all Letters of Credit, the proceeds of any Cash Collateral shall be used to satisfy any other Obligations then outstanding, or, if (i) no other Obligations are then outstanding, or (ii) the proceeds of any Cash Collateral shall exceed the Obligations then outstanding, such proceeds or excess proceeds, as the case may be, shall be returned to the Borrower upon the Borrower's written request to the Administrative Agent, PROVIDED that no Default or Event of Default then exists or would result therefrom. The Borrower shall execute and cause to be executed such further agreements, documents and instruments and shall take and cause to be taken such further actions in connection with such Cash Collateralization as the Administrative Agent may reasonably request.

     3.8  LETTER OF CREDIT FEES.

          (a) The Borrower shall pay to the Administrative Agent for the account of each of the Banks a letter of credit fee based on the average daily maximum amount available to be drawn on outstanding Letters of Credit at a rate equal to (i) in the case of standby Letters of Credit, the Applicable Margin for Offshore Rate Committed Loans, adjusted as provided in the definition of "Applicable Margin," and (ii) in the case of commercial documentary Letters of Credit, 1/2 of the Applicable Margin for Offshore Rate Committed Loans, adjusted as provided in the definition of "Applicable Margin," each of which fee shall be computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Letters of Credit outstanding for that quarter as calculated by the Administrative Agent. Such letter of credit fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Closing Date, through the Revolving Termination Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Revolving Termination Date (or such later expiration date, if any).

          (b) The Borrower shall pay to the Issuing Bank a letter of credit fronting fee for each Letter of Credit Issued by the Issuing Bank as required under the Fee Letters. Such Letter of Credit fronting fee shall be non-refundable, due and payable quarterly in advance commencing on each date of Issuance of a Letter of Credit.

          (c) The Borrower shall pay to the Issuing Bank from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to letters of credit as from time to time in effect.

     3.9 UNIFORM CUSTOMS AND PRACTICE. The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.


                                      ARTICLE IV

                        TAXES, YIELD PROTECTION AND ILLEGALITY

     4.1  TAXES.

          (a) Any and all payments by the Borrower to each Bank, or the Administrative Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Borrower shall pay all Other Taxes.

          (b) If the Borrower shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Bank or the Administrative Agent, then:

               (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Bank or the Administrative Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

              (ii)  the Borrower shall make such deductions and withholdings;

             (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

              (iv) the Borrower shall also pay to each Bank or the Administrative Agent for the account of such Bank, at the time interest is paid, Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

          (c) The Borrower agrees to indemnify and hold harmless each Bank and the Administrative Agent for the full amount of (i) Taxes, (ii) Other Taxes, and
(iii) Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Administrative Agent makes written demand therefor.

          (d) Within 30 days after the date of any payment by the Borrower of Taxes, Other Taxes or Further Taxes, the Borrower shall furnish to each Bank or the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Bank or the Administrative Agent.

          (e) If the Borrower is required to pay any amount to any Bank or the Administrative Agent pursuant to subsection (b) or (c) of this Section, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Borrower which may thereafter accrue, if such change in the sole and absolute judgment of such Bank is not otherwise disadvantageous to such Bank.

     4.2  ILLEGALITY.

          (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office, to make Offshore Rate Committed Loans or LIBOR Bid Loans, then, on notice thereof by the Bank to the Borrower through the Administrative Agent, any obligation of that Bank to make Offshore Rate Committed Loans or LIBOR Bid Committed Loans (including in respect of any LIBOR Bid Loan as to which the Borrower has accepted such Bank's Competitive Bid, but as to which the Borrowing Date has not arrived) shall be suspended until the Bank notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.

          (b) If a Bank determines that it is unlawful for such Bank to maintain any Offshore Rate Committed Loan or LIBOR Bid Loan, the Borrower shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Administrative Agent), prepay in full such Offshore Rate Committed Loans or LIBOR Bid Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 4.4, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Offshore Rate Committed Loans or LIBOR Bid Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Committed Loans or LIBOR Bid Loans. If the Borrower is required to so prepay any Offshore Rate Committed Loan or LIBOR Bid Loan, then concurrently with such prepayment, the Borrower shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Committed Loan.

          (c) If the obligation of any Bank to make or maintain Offshore Rate Committed Loans or LIBOR Bid Loans has been so terminated or suspended, the Borrower may elect, by giving notice to the Bank through the Administrative Agent, that all Loans which would otherwise be made by the Bank as Offshore Rate Committed Loans or LIBOR Bid Loans shall be instead Base Rate Committed Loans.

     4.3  INCREASED COSTS AND REDUCTION OF RETURN.

          (a) If any Bank determines that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or
(ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Loans or participating in Letters of Credit, or, in the case of the Issuing Bank, any increase in the cost to the Issuing Bank of agreeing to Issue, Issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Borrower shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Administrative Agent), pay to the Administrative Agent for the account of such Bank or the Issuing Bank, additional amounts as are sufficient to compensate such Bank or such Issuing Bank for such increased costs.


                                       56.

          (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Revolving Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Borrower through the Administrative Agent, the Borrower shall immediately pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

     4.4 FUNDING LOSSES. The Borrower shall reimburse each Bank and hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

          (a) the failure of the Borrower to make on a timely basis any payment of principal of any Offshore Rate Committed Loan or LIBOR Bid Loan (including after any acceleration thereof);

          (b) the failure of the Borrower to borrow, continue or convert a Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

          (c) the failure of the Borrower to make any prepayment in accordance with any notice delivered under Section 2.9;

          (d) the prepayment (including pursuant to Section 2.11) or other payment (including after acceleration thereof) of an Offshore Rate Committed Loan, or LIBOR Bid Loan on a day that is not the last day of the relevant Interest Period; or

          (e) the conversion of any Offshore Rate Committed Loan or LIBOR Bid Loan to a Base Rate Committed Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Committed Loans or LIBOR Bid Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained or from charges relating to any Canadian Dollar Loans. For purposes of calculating amounts payable by the Borrower to the Banks under this Section and under Section 4.3(a), each Offshore Rate Committed Loan or LIBOR Bid Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBO Rate or the Offshore Rate used in determining the interest rate for such LIBOR Bid or


                                       57.

Offshore Rate Committed Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Committed Loan is in fact so funded.

     4.5 INABILITY TO DETERMINE RATES. If the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBO Rate or the Offshore Rate for any requested Interest Period with respect to a proposed LIBOR Bid Loan or Offshore Rate Committed Loan, or that the LIBO Rate or the Offshore Rate applicable pursuant to Section 2.13(a) for any requested Interest Period with respect to a proposed Offshore Rate Committed Loan or LIBOR Bid Loan does not adequately and fairly reflect the cost to the Banks of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Committed Loans or LIBOR Bid Loans hereunder shall be suspended until the Administrative Agent upon the instruction of the Majority Banks revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Borrower does not revoke such notice, the Banks shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Base Rate Committed Loans instead of Offshore Rate Committed Loans or LIBOR Bid Loans. In the case of any Canadian Dollar Loans, the Borrowing, conversion or continuation shall be in an aggregate amount equal to the U.S. Dollar Equivalent Amount of the originally requested Borrowing, conversion or continuation in Canadian dollars, and to that end any outstanding Canadian Dollar Loans which are the subject of any such conversion or continuation shall be redenominated and converted into Base Rate Committed Loans in U.S. Dollars with effect from the last day of the Interest Period with respect to any such Canadian Dollar Loans, and all conditions to such conversion shall be deemed to have been satisfied.

     4.6 CERTIFICATES OF BANKS. Any Bank claiming reimbursement or compensation under this Article IV shall deliver to the Borrower (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error.

     4.7  SURVIVAL.  The agreements and obligations of the Borrower in this
Article IV shall survive the payment of all other Obligations.


                                      ARTICLE V

                                 CONDITIONS PRECEDENT

     5.1 CONDITIONS OF INITIAL CREDIT EXTENSION. The obligation of each Bank (including the Issuing Bank) to make its initial Credit Extension hereunder and to receive through the Administrative Agent the initial Competitive Bid Request is subject to the condition that the


                                       58.

Administrative Agent shall have received on or before the Closing Date all of the following, in form and substance satisfactory to the Administrative Agent and each Bank, and in sufficient copies for each Bank:

          (a) CREDIT AGREEMENT; NOTES. This Agreement, and, if requested by any Bank, the Notes, each executed by each party thereto;

          (b)  RESOLUTIONS; INCUMBENCY.

               (i) Copies of the resolutions of the respective boards of directors of each Loan Party authorizing the transactions contemplated hereby, certified as of the Closing Date by the Loan Party's Secretary or an Assistant Secretary, respectively; and

              (ii) A certificate of the Secretary or Assistant Secretary of each Loan Party, certifying the names and true signatures of the officers of such Loan Party authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;

          (c) ORGANIZATION DOCUMENTS; GOOD STANDING. Each of the following documents (except as provided under Section 11.19):

               (i) the articles or certificate of incorporation and the bylaws of each Loan Party or, if applicable, the partnership agreement, each as in effect on the Closing Date, certified by the Secretary or Assistant Secretary or general partner of each Loan Party as of the Closing Date; and

               (ii) a good standing certificate from the Secretary of State (or similar, applicable Governmental Authority) as of a recent date, and, if requested by the Administrative Agent or any Bank, a bring-down certificate by facsimile dated on or about the Closing Date;

          (d) LEGAL OPINIONS. An opinion of Rothgerber, Appel, Powers & Johnson LLP, counsel to the Borrower and the Guarantors and addressed to the Administrative Agent and the Banks, substantially in the form of EXHIBIT D;

          (e) CERTIFICATE. A certificate signed by a Responsible Officer of each Loan Party, dated as of the Closing Date, stating that:

               (i) the representations and warranties contained in Article VI are true and correct on and as of such date, as though made on and as of such date;

              (ii) no Default or Event of Default exists or would result from the initial Credit Extension;


                                       59.

             (iii) there has occurred since September 30, 1997, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

              (iv) in the case of the Borrower, the Borrower has received cash proceeds of at least $147,436,000 in respect of the Intercompany Subordinated Debt;

          (f) TERMINATION OF EXISTING FACILITY. Evidence satisfactory to the Administrative Agent confirming that if any principal, interest, fees, costs or other amounts are outstanding under the Existing Facility, all such amounts have been paid in full by the Closing Date or that the Revolving Loans borrowed by the Borrower on the Closing Date will be used to repay such outstanding amounts, and that the Existing Facility shall thereby terminate on the Closing Date;

          (g) INTERCOMPANY SUBORDINATED DEBT DOCUMENTS. Copies of all principal documents evidencing the Intercompany Subordinated Debt; and

          (h) OTHER DOCUMENTS. Such other approvals, opinions, documents or materials as the Administrative Agent or any Bank may reasonably request.

     5.2 CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of each Bank to make any Committed Loan to be made by it and the obligation of any Bank to make any Bid Loan as to which the Borrower has accepted the relevant Competitive Bid (including its initial Loan) or to continue or convert any Committed Loan under
Section 2.4 (other than pursuant to Section 2.4(c)) and the obligation of the Issuing Bank to Issue any Letter of Credit (including the initial Letter of Credit) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date, Conversion/Continuation Date or Issuance Date:

          (a) NOTICE; APPLICATION. In the case of any Borrowing or continuation or conversion (other than pursuant to Section 2.4(c)), the Administrative Agent shall have received (with, in the case of the initial Loan only, a copy for each Bank) a Notice of Borrowing or a Notice of Conversion/Continuation, as applicable, and in the case of any Issuance of any Letter of Credit, the Issuing Bank and the Administrative Agent shall have received an L/C Application or L/C Amendment Application, as required under
Section 3.2;

          (b) CONTINUATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in Article VI shall be true and correct on and as of such Borrowing Date, Conversion/Continuation Date or Issuance Date with the same effect as if made on and as of such Borrowing Date, Conversion/Continuation Date or Issuance Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

          (c) NO EXISTING DEFAULT. No Default or Event of Default shall exist or shall result from such Credit Extension or continuation or conversion.


                                       60.

Each Notice of Borrowing, Notice of Conversion/Continuation, L/C Application or L/C Amendment Application and Competitive Bid Request submitted by the Borrower hereunder shall constitute a representation and warranty by the Borrower hereunder, as of the date of each such notice and as of each Borrowing Date, Conversion/Continuation Date or Issuance Date, as applicable, that the conditions in this Section 5.2 are satisfied.

                                      ARTICLE VI

                            REPRESENTATIONS AND WARRANTIES

     The Borrower and each other Loan Party represents and warrants to the Administrative Agent and each Bank that:

     6.1  CORPORATE EXISTENCE AND POWER.  Each Loan Party:

          (a) is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation;

          (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents;

          (c) is duly qualified as a foreign corporation or partnership and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; and

          (d) is in compliance with all Requirements of Law except to the extent that the failure to comply could not reasonably be expected to have a Material Adverse Effect.

     6.2 CORPORATE AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Loan Party of this Agreement and each other Loan Document to which each Loan Party is party, have been duly authorized by all necessary corporate action, and do not and will not:

          (a) contravene the terms of any of such Loan Party's Organization Documents;

          (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which any Loan Party is a party or any order, injunction, writ or decree of any Governmental Authority to which any Loan Party or its property is subject; or


                                       61.

          (c)  violate any Requirement of Law.

     6.3 GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

     6.4 BINDING EFFECT. This Agreement and each other Loan Document to which any of the Loan Parties is a party constitute the legal, valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     6.5 LITIGATION. Except as specifically disclosed in SCHEDULE 6.5, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Loan Parties, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against any Loan Party, or its Subsidiaries or any of their respective properties which:

          (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

          (b) if determined adversely to any Loan Party or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

     6.6 NO DEFAULT. No Default or Event of Default exists or would result from the incurring of any Obligations by any Loan Party. As of the Closing Date, none of the Loan Parties nor any of their Subsidiaries is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under Section 9.1(e).

     6.7  ERISA COMPLIANCE.

          (a) As of the Closing Date, each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state law except to the extent to which the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Plan which is intended to qualify under subsection 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of each Loan Party, nothing has occurred which would cause the loss of such qualification. As of the Closing


                                       62.

Date, each Loan Party and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

          (b) As of the Closing Date, there are no pending or, to the best knowledge of each Loan Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has had or could reasonably be expected to have a Material Adverse Effect. As of the Closing Date, there has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

          (c) As of the Closing Date, (i) no ERISA Event has occurred or is reasonably expected to occur; and (ii) no event or circumstance has occurred or exists that, if such event or circumstance had occurred or arisen after the Closing Date, would create an Event of Default under Section 9.1(h).

     6.8 USE OF PROCEEDS; MARGIN REGULATIONS. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section 7.11 and
Section 8.7. None of the Loan Parties nor any Subsidiary of a Loan Party is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

     6.9 TITLE TO PROPERTIES. Each Loan Party and each Subsidiary of a Loan Party has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its respective businesses, except for such defects in title as could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. As of the Closing Date, the property of the Loan Parties and their respective Subsidiaries is subject to no Liens, other than Permitted Liens.

     6.10 TAXES. The Loan Parties and their respective Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Loan Party or any Subsidiary of a Loan Party that would, if made, have a Material Adverse Effect.

     6.11 FINANCIAL CONDITION.

          (a) The audited consolidated financial statements of the Borrower and its Subsidiaries dated September 30, 1997, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year ended on that date:


                                       63.

               (i)  were prepared in accordance with GAAP;

              (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

             (iii) except as specifically disclosed in SCHEDULE 6.11, show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the date hereof, including liabilities for taxes, material commitments and Contingent Obligations required to be disclosed in accordance with GAAP.

          (b) Since September 30, 1997 (assuming that this Agreement were in effect on such date and thereafter), there has been no Material Adverse Effect.

     6.12 ENVIRONMENTAL MATTERS. Each Loan Party conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof each Loan Party has reasonably concluded that, except as specifically disclosed in SCHEDULE 6.12, such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     6.13 REGULATED ENTITIES. No Loan Party, nor any Person controlling any Loan Party, nor any Subsidiary of a Loan Party, is an "Investment Company" within the meaning of the Investment Company Act of 1940. No Loan Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

     6.14 NO BURDENSOME RESTRICTIONS. None of the Loan Parties nor any Subsidiary of a Loan Party is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

     6.15 COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES, ETC. To the best of each Loan Party's knowledge, each Loan Party or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of each Loan Party, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any Subsidiary of any Loan Party infringes upon any rights held by any other Person. Except as specifically disclosed in SCHEDULE 6.5, no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending


                                       64.

or, to the knowledge of each Loan Party, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

     6.16 SUBSIDIARIES. As of the Closing Date, no Loan Party has any Subsidiaries other than those specifically disclosed in part (a) of
SCHEDULE 6.16 hereto, which shows the form of organization and ownership of each such corporation, and has no equity investments in any other corporation or entity other than those specifically disclosed in part (b) of SCHEDULE 6.16. Except as disclosed on SCHEDULE 6.16, each Subsidiary is a Wholly Owned Subsidiary of the Borrower.

     6.17 INSURANCE. Except as specifically disclosed in SCHEDULE 6.17, the properties of the Loan Parties and their respective Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of any Loan Party, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where any Loan Party or such Subsidiary operates.

     6.18 SWAP OBLIGATIONS. None of the Loan Parties nor any of its Subsidiaries has incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations. Each Loan Party has voluntarily entered into each Swap Contract to which it is a party based upon its own independent assessment of its consolidated assets, liabilities and commitments, in each case as an appropriate means of mitigating and managing risks associated with such matters, and has not relied on any swap counterparty or any Affiliate of any swap counterparty in determining whether to enter into any Swap Contract.

     6.19 FULL DISCLOSURE. To the best knowledge after due inquiry of any Responsible Officer of any of the Loan Parties, none of the representations or warranties made by any Loan Party or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of any Loan Party or any Subsidiary of any Loan Party in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of any Loan Party to the Banks prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.


                                       65.

                                     ARTICLE VII

                                AFFIRMATIVE COVENANTS

     So long as any Bank shall have any Revolving Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

     7.1 FINANCIAL STATEMENTS. The Borrower shall deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent and the Majority Banks, with sufficient copies for each Bank:

          (a) as soon as available and in any event within 90 days after the end of each fiscal year, a copy of the audited consolidated and consolidating balance sheets of the Parent and its Subsidiaries as at the end of such year and the related consolidated and consolidating statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Deloitte and Touche or another nationally recognized independent public accounting firm ("INDEPENDENT AUDITOR") which report shall state that such consolidated and consolidating financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years, and together with SEC Form 10K's for each Subsidiary required to file such form with the SEC. The Independent Auditor's opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Parent's or any Subsidiary's records; and

          (b) as soon as available and in any event within 45 days after the end of each fiscal quarter, a copy for the immediately preceding fiscal quarter of the unaudited consolidated balance sheets of the Parent and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Parent and the Subsidiaries, together with SEC Form 10Q's for each Subsidiary required to file such form with the SEC.

     7.2 CERTIFICATES; OTHER INFORMATION. The Borrower shall furnish to the Administrative Agent, with sufficient copies for each Bank:

          (a) concurrently with the delivery of the financial statements referred to in Sections 7.1(a) and (b), a Compliance Certificate executed by a Responsible Officer;

          (b) except for SEC Forms 10K and 10Q to be delivered pursuant to Sections 7.1(a) and (b), promptly, and in any event no later than 10 days after the same is made available to the Borrower's or any Subsidiaries' shareholders or is filed with the SEC,


                                       66.

copies of all financial statements and reports that the Borrower or any Subsidiary sends to its shareholders, and copies of all financial statements and regular, periodical or special reports that each the Borrower or any Subsidiary may make to, or file with, the SEC;

          (c) upon the request from time to time of the Administrative Agent, the Swap Termination Values, together with a description of the method by which such values were determined, relating to any then-outstanding Swap Contracts to which the Borrower or any of its Subsidiaries is party; and

          (d) promptly, such additional information regarding the business, financial or corporate affairs of the Parent, the Borrower or any Subsidiary as the Administrative Agent, at the request of any Bank, may from time to time reasonably request.

     7.3 NOTICES. The Loan Parties shall promptly notify the Administrative Agent and each Bank of:

          (a) the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default;

          (b) any matter that has resulted or could reasonably result in a Material Adverse Effect, including: (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or any Subsidiary of a Loan Party; (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary of a Loan Party and any Governmental Authority; (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary of a Loan Party, including pursuant to any applicable Environmental Laws; or (iv) the imposition of any fine or penalty by any Governmental Authority against or with respect to any facility or plants of any Loan Party or any Subsidiary of a Loan Party;

          (c) the occurrence of any of the following events affecting any Loan Party or any ERISA Affiliate (but in no event more than 10 days after such event), and deliver to the Administrative Agent and each Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to any Loan Party or any ERISA Affiliate with respect to such event:

               (i)  an ERISA Event;

              (ii) an increase in the Unfunded Pension Liability of any Pension Plan, including as a result of the adoption of any amendment to a Plan subject to Section 412 of the Code, that could reasonably be likely to cause or result in an Event of Default under Section 9.1(h); or


                                       67.

             (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by any Loan Party or any ERISA Affiliate other than any such Plan in effect and receiving contributions as of the Closing Date.

          (d) any Acquisition, or the incurrence of any Contractual Obligations with respect to any Acquisition, by the Borrower or any Subsidiary of the Borrower, if the aggregate cash and noncash consideration (including assumption of liabilities and including all Contingent Obligations, but excluding normal current liabilities incurred by the Borrower or such Subsidiary by its assumption of the working capital position of the acquired Person) in connection with such Acquisition is (or could reasonably be expected to become) $10,000,000 or more; and

          (e) any Change of Control or any event or circumstance that is reasonably likely to result in any Change of Control.

          Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action any Loan Party or any affected Subsidiary of any Loan Party proposes to take with respect thereto and at what time. Each notice under subsection 7.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated. Each notice under subsection 7.3(d) shall be accompanied by the most recent fiscal year-end financial statements and, if available, such other interim financial statements of the acquired Person.

     7.4 PRESERVATION OF CORPORATE AND PARTNERSHIP EXISTENCE, ETC. Each Loan Party (other than the Parent) shall, and shall cause each of its Subsidiaries to:

          (a) (i) preserve and maintain in full force and effect (A) its corporate or partnership existence, as the case may be, and good standing under the laws of its state or jurisdiction of incorporation or organization, and
(B) all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business; and
(ii) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; PROVIDED, HOWEVER, that the foregoing shall not prevent any transaction permitted by Section 8.2 or 8.3, or the termination of the existence of any Subsidiary (other than the Borrower) if, in the opinion of the Board of Directors of the Borrower such termination is in the best interest of the Borrower and is not otherwise prohibited by this Agreement; and

          (b) preserve or renew and maintain all of its registered patents, trademarks, trade names and service marks and other intellectual property assets, the nonpreservation or nonmaintenance of which could reasonably be expected to have a Material Adverse Effect.

     7.5 MAINTENANCE OF PROPERTY. The Loan Parties (other than the Parent) shall maintain, and shall cause each of its Subsidiaries to maintain and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear


                                       68.

and tear excepted, and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. Each Loan Party (other than the Parent) shall use the standard of care typical in the industry in the operation and maintenance of its facilities.

     7.6 INSURANCE. Each Loan Party shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

     7.7 PAYMENT OF OBLIGATIONS. Each Loan Party (other than the Parent) shall, and shall cause each of its Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective material obligations and liabilities, including:

          (a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by such Loan Party or such Subsidiary;

          (b) all lawful material claims which, if unpaid, would by law become a Lien upon its property; and

          (c) all Indebtedness, as and when due and payable (but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness), unless contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by such Loan Party or such Subsidiary, except to the extent that the nonpayment thereof would not result in or reasonably be expected to result in a Material Adverse Effect.

     7.8 COMPLIANCE WITH LAWS. Each of the Loan Parties shall comply, and shall cause each of its Subsidiaries to comply, in all respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business or properties (including the Federal Fair Labor Standards Act), unless such noncompliance is being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by such Loan Party or such Subsidiary with respect thereto, except to the extent any such noncompliance, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     7.9 INSPECTION OF PROPERTY AND BOOKS AND RECORDS. Each of the Loan Parties (other than the Parent) shall maintain and shall cause each of its Subsidiaries to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP shall be made of all financial transactions and matters involving the assets and business of such Loan Party and such Subsidiary. Each of the Loan Parties (other than the Parent) shall permit, and shall cause each of its Subsidiaries to permit, representatives and independent


                                       69.

contractors of the Administrative Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to such Loan Parties; PROVIDED, HOWEVER, when an Event of Default exists the Administrative Agent or any Bank may do any of the foregoing at the expense of such Loan Parties at any time during normal business hours and without advance notice.

     7.10 ENVIRONMENTAL LAWS. Each Loan Party shall, and shall cause each of its Subsidiaries to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws, if any noncompliance, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     7.11 USE OF PROCEEDS. The Borrower shall use the proceeds of the Loans for working capital, other general corporate purposes and for nonhostile, invited Acquisitions, in each case not in contravention of any Requirement of Law or of any Loan Document; PROVIDED, HOWEVER, that the Borrower shall not directly or indirectly use the proceeds of the Loans for any Acquisition of any Person if such Acquisition has not been approved by the board of directors (or other body exercising similar authority) of such Person.

     7.12 ADDITIONAL GUARANTIES. The Borrower agrees to cause each Material Subsidiary established, created, arising or acquired to promptly execute and deliver a guaranty of all Obligations in form and substance satisfactory to the Administrative Agent.

                                     ARTICLE VIII

                                  NEGATIVE COVENANTS

     So long as any Bank shall have any Revolving Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

     8.1 LIMITATION ON LIENS. The Loan Parties (other than the Parent) shall not, and shall not suffer or permit any of their Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("PERMITTED LIENS"):

          (a) any Lien existing on property of any of such Loan Party or any of its respective Subsidiaries on the Closing Date securing Indebtedness outstanding on the Closing Date and disclosed in SCHEDULE 8.1(a);


                                       70.

          (b) any Lien created under any Loan Document or the Equipment Lease Facility Documents or pursuant to Permitted Receivables Purchase Facilities permitted hereunder;

          (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that nonpayment thereof is permitted by Section 7.7(a), provided that no notice of lien has been filed or recorded under the Code;

          (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

          (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

          (f) Liens on the property of any such Loan Party or its Subsidiaries securing (i) the nondelinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other nondelinquent obligations of a like nature; in each case, incurred in the ordinary course of business;

          (g) Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such liens in the aggregate at any time outstanding for the Loan Parties and their respective Subsidiaries do not exceed $2,500,000;

          (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Loan Parties and their respective Subsidiaries;

          (i) Liens on assets acquired after the date of this Agreement as permitted by Section 8.4(e); PROVIDED, HOWEVER, that such Liens existed at the time the respective assets were acquired and were not created in anticipation thereof;

          (j) purchase money security interests on any property acquired or held by any of the Loan Parties or their respective Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; PROVIDED THAT
(i) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely


                                       71.

to the property so acquired in such transaction, (iii) the principal amount of the Indebtedness secured thereby does not exceed 100% of the cost of such property, (iv) the principal amount of the Indebtedness secured by any and all such purchase money security interests shall not at any time exceed, together with Indebtedness permitted under Section 8.5(c), $15,000,000; and
(v) no Default or Event of Default then exists or would result therefrom;

          (k) Liens securing obligations in respect of capital leases on assets subject to such leases, provided that such capital leases are otherwise permitted hereunder;

          (l) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; PROVIDED THAT (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by any of the Loan Parties in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by any of the Loan Parties or any of their respective Subsidiaries to provide collateral to the depository institution; and

          (m)  Liens arising pursuant to Section 412(n) of the Code or
Section 4069(a) of ERISA if (i) the delinquent payments to which the Lien relates are made within ten (10) days after any Loan Party or any Subsidiary of any Loan Party learns of the failure to make payment or (ii) the obligation to make such payments is being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Loan Party in accordance with GAAP.

     8.2 DISPOSITION OF ASSETS. The Loan Parties (other than the Parent) shall not, and shall not suffer or permit any of their Subsidiaries to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

          (a) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

          (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

          (c) sales or assignments of undivided percentage interests in certain accounts receivable pursuant to Permitted Receivables Purchase Facilities, so long as the aggregate financing amount payable from such accounts receivable does not exceed $150,000,000; and

          (d) dispositions not otherwise permitted hereunder which are made for fair market value (including sales pursuant to sale-leaseback transactions); PROVIDED THAT (i) at the


                                       72.

time of any disposition, no Default or Event of Default shall exist or shall result from such disposition, (ii) the aggregate sales price from such disposition shall be paid in cash, and (iii) the aggregate value of all assets so sold by the Loan Parties and their respective Subsidiaries, together, shall not exceed in any 12-month period ten percent (10%) of Consolidated Total Assets as of the end of the immediately preceding fiscal year.

     8.3 CONSOLIDATIONS AND MERGERS. The Loan Parties (other than the Parent) shall not, and shall not suffer or permit any of their Subsidiaries to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

          (a) any Subsidiary may merge with the Borrower, provided that the Borrower shall be the continuing or surviving corporation, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Wholly Owned Subsidiary, the Wholly Owned Subsidiary shall be the continuing or surviving corporation;

          (b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Borrower; and

          (c) Acquisitions by the Borrower or its Subsidiaries which are consummated as a merger and which are otherwise permitted by Section 8.4(e).

     8.4 LOANS AND INVESTMENTS. The Loan Parties (other than the Parent) shall not purchase or acquire, or suffer or permit any of their Subsidiaries to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, or joint venture with, any Person including any Affiliate of any of the Loan Parties (together, "INVESTMENTS"), except for:

          (a) Investments held by a Loan Party or its Subsidiaries in the form of cash equivalents or short term marketable securities;

          (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business of a Loan Party or its Subsidiaries;

          (c) Investments not otherwise prohibited by this Agreement or any of the other Loan Documents by a Loan Party or its Subsidiaries in a Loan Party (other than the Parent) or its Subsidiaries;


                                       73.

          (d) extensions of credit by a Loan Party or its Subsidiaries to any of their respective Wholly Owned Subsidiaries, or by any of such Wholly Owned Subsidiaries to another such Wholly Owned Subsidiary;

          (e)  Investments not otherwise permitted pursuant to subsections (a),
(b), (c) or (d) of this Section in, or Acquisitions of, Persons not Subsidiaries of a Loan Party, or the assets of such Persons, engaged in other lines of business substantially similar or related to the lines of business of the Borrower or its Subsidiaries, PROVIDED THAT at the time of any such Investment or Acquisition and at the time that a Loan Party or its Subsidiary incurs any Contractual Obligation with respect to any such Investment or Acquisition:

               (i) no Default or Event of Default shall have occurred and be continuing or result therefrom; and

              (ii) assuming that such Investment or Acquisition had occurred on the first day of the calculation period for each covenant set forth in Sections 8.13, 8.14 and 8.15, the Borrower would have been in compliance with said covenants as of the end of the most recent fiscal quarter after giving effect to such Investment or Acquisition; and

PROVIDED, FURTHER, that any such Investment or Acquisition of any such Person or the assets of such Person shall (A) result in such Person becoming a Wholly Owned Subsidiary of a Loan Party or its Subsidiaries, or (B) result in such Person or the assets of such Person being subsumed by (1) a Loan Party, or (2) a Subsidiary of a Loan Party.

          (f) Investments constituting Permitted Swap Obligations or payments or advances under Swap Contracts relating to Permitted Swap Obligations; and

          (g) additional Investments after the Closing Date not to exceed, on any date of determination, an amount equal to $40,000,000 plus 50% of the increase in the Consolidated Net Worth of the Borrower and its Subsidiaries from the Closing Date to the last day of the fiscal quarter most recently ended for which financial statements have been delivered to the Administrative Agent; PROVIDED that no Default or Event of Default shall have occurred and be continuing or result therefrom.

     8.5 LIMITATION ON INDEBTEDNESS. The Loan Parties (other than the Parent) shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

          (a)  Indebtedness incurred pursuant to this Agreement;

          (b)  Indebtedness existing on the Closing Date and set forth in
SCHEDULE 8.5(b) and any extensions and renewals of such Indebtedness on terms otherwise permitted pursuant to this Agreement, so long as the principal amount is not increased,


                                       74.

additional collateral is not given and unsecured Indebtedness is not made secured Indebtedness;

          (c) Indebtedness secured by Liens permitted by Section 8.1(j) in an aggregate amount outstanding not to exceed $15,000,000;

          (d) Indebtedness owing by any Loan Party to any other Loan Party (other than the Parent) (including Intercompany Subordinated Debt) that is not otherwise prohibited by this Agreement or any of the other Loan Documents;

          (e) Indebtedness arising as a consequence of extensions of credit permitted under Section 8.4(d) and Investments permitted pursuant to
Section 8.4(e);

          (f) Indebtedness of the Borrower and its Subsidiaries owing under the Senior Subordinated Note Documents or any refinancing of such Indebtedness with other subordinated Indebtedness on terms satisfactory to the Majority Banks;

          (g) Indebtedness owing in connection with Permitted Receivables Purchase Facilities permitted under Section 8.2(c);

          (h) Indebtedness incurred pursuant to the Equipment Lease Facility Documents in an aggregate amount not to exceed $60,000,000;

          (i) liabilities of the Borrower in respect of unfunded vested benefits under any Plan to the extent that the existence of such liabilities will not constitute, cause or result in a Default or Event of Default;

          (j) Indebtedness owing under any seller financing arrangements to the extent otherwise permitted under Sections 8.1 and 8.8;

          (k)  Indebtedness owing under the Supremex Credit Agreement;

          (l) additional unsecured Indebtedness of non-Material Subsidiaries and Subsidiaries not located in the United States not exceeding $50,000,000 in the aggregate at any time outstanding; and

          (m) additional unsecured Indebtedness of the Borrower and Material Subsidiaries; provided that no Event of Default exists or would result from the incurrence of such additional unsecured Indebtedness.

     8.6 TRANSACTIONS WITH AFFILIATES. The Loan Parties (other than the Parent) shall not, and shall not suffer or permit any of their Subsidiaries to, enter into any transaction with any Affiliate of such Loan Party, except upon fair and reasonable terms no less favorable to such Loan Party or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of such Loan Party or such Subsidiary.


                                       75.

     8.7  USE OF PROCEEDS.

          (a) The Borrower shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly,
(i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Borrower or any Subsidiary or any other Person incurred to purchase or carry Margin Stock, or (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock.

          (b) The Borrower shall not, directly or indirectly, use any portion of the Loan proceeds (i) knowingly to purchase Ineligible Securities from the Arranger during any period in which the Arranger makes a market in such Ineligible Securities, (ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by the Arranger, or (iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by the Arranger and issued by or for the benefit of any of the Borrower or any Affiliate of the Borrower. The Arranger is a registered broker-dealer and permitted to underwrite and deal in certain Ineligible Securities; and "INELIGIBLE SECURITIES" means securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

     8.8 CONTINGENT OBLIGATIONS. The Loan Parties (other than the Parent) shall not, and shall not suffer or permit any Subsidiary of a Loan Party to, create, incur, assume or suffer to exist any Contingent Obligations except:

          (a) endorsements for collection or deposit in the ordinary course of business;

          (b)  Permitted Swap Obligations;

          (c) Contingent Obligations of the Loan Parties and their respective Subsidiaries existing as of the Closing Date and listed in SCHEDULE 8.8(C);

          (d) Contingent Obligations with respect to Surety Instruments incurred in the ordinary course of business and which otherwise constitute Indebtedness permitted pursuant to Section 8.5; and

          (e) Guaranty Obligations incurred in the ordinary course of business which otherwise constitute Indebtedness permitted pursuant to Section 8.5 and which do not exceed in aggregate principal amount $20,000,000.

     8.9 RESTRICTED PAYMENTS. The Borrower shall not declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding; except that the Borrower may (as long as the Borrower is in pro forma compliance with this Agreement):

          (a) declare and make dividend payments or other distributions payable solely in its common stock;

          (b) purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock;

          (c) declare or pay cash dividends to the Parent and purchase, redeem or otherwise acquire shares of its capital stock or warrants, rights or options to acquire any such shares for cash, PROVIDED, THAT, immediately after giving effect to such proposed action, no Default or Event of Default would exist; and

          (d) declare or pay cash dividends to the Parent to pay its operating expenses incurred in the ordinary course of business and other normal corporate overhead costs and expenses, including indirect costs of Acquisitions by the Borrower or its Subsidiaries (such as Attorneys' Costs in respect of such Acquisitions and salaries of employees of the Parent), which are incurred by the Parent; PROVIDED, THAT, immediately after giving effect to such proposed action, no Default or Event of Default would exist.

     8.10 ERISA. The Loan Parties (other than the Parent) shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan; (b) cause or permit any Plan which is qualified under subsection 401(a) of the Code to lose such qualification; or (c) fail to make all required contributions to any Plan subject to subsection 412 of the Code; but only to the extent that any such act or failure to act, separately or together with all other such acts or failures to act, in any of the foregoing clauses (a), (b) or
(c) has resulted or could reasonably expected to result in liability of the Loan Parties in an aggregate amount in excess of $1,000,000; or (d) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

     8.11 CHANGE IN BUSINESS. Except as permitted pursuant to Section 8.4, the Borrower shall not, and shall not suffer or permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Borrower and its respective Subsidiaries on the date hereof, including as a consequence of any Acquisition.

     8.12 CHANGE IN FISCAL YEAR. The Borrower shall not change its fiscal year or the fiscal year of any of its consolidated Subsidiaries.

     8.13 MINIMUM CONSOLIDATED NET WORTH. The Borrower shall not permit, as of the last day of any fiscal quarter, Consolidated Net Worth to be less than the sum of:

          (a)  85% of Consolidated Net Worth as of September 30, 1997, PLUS

          (b) 50% of Consolidated Net Income from September 30,1997 through the end of each fiscal quarter thereafter, determined quarterly on a consolidated basis and not reduced by any Consolidated Net Loss, PLUS

          (c) 75% of the Net Securities Proceeds arising on or after September 30, 1997 to the date of determination.

As used herein, "Net Securities Proceeds" means, with respect to any sale or issuance of equity securities (whether common or preferred, options, warrants or capital appreciation rights, but excluding any sales or issuances of stock pursuant to employee stock purchase plans, employee stock option plans or other employee benefit plans), the excess of (A) the gross cash and noncash proceeds received or receivable by the Borrower or any Subsidiary from such issuance MINUS (B) the sum of (i) all reasonable Attorney Costs and underwriting and accounting fees and disbursements and government fees actually paid (or reasonably expected to be paid during the fiscal year in which such sale or issuance occurs) in connection with such sale or issuance which are not payable to the Borrower or to any Affiliate of the Borrower or any Subsidiary; and
(ii) all taxes actually paid in connection with such sale or issuance.

     8.14 MAXIMUM LEVERAGE RATIO. The Borrower shall not permit, as of the last day of any fiscal quarter, the Leverage Ratio, measured for the period consisting of the four consecutive fiscal quarters ending on such day, to exceed
3.75 to 1.00; PROVIDED HOWEVER, the Leverage Ratio shall be reduced to 3.25 to
1.00 on the earlier to occur of (a) the fourth anniversary of the Closing Date or (b) the repayment of any portion of the principal on the Intercompany Subordinated Debt or the making of any restricted payment permitted pursuant to
Section 8.9 (other than restricted payments pursuant to clause (d) thereof).

     8.15 MINIMUM INTEREST COVERAGE RATIO. The Borrower shall not permit, as of the last day of any fiscal quarter, the ratio of (a) EBIT, measured for the period consisting of the four consecutive fiscal quarters ending on such day, to
(b) interest expense, measured for the period consisting of the four consecutive fiscal quarters ending on such day, which were deductible in determining Consolidated Net Income or Consolidated Net Loss for such period, to be less than 2.00 to 1.00.

     For purposes of calculating compliance with Sections 8.14 and 8.15, EBITDA, EBIT and interest expense shall be adjusted for Acquisitions of consolidated Subsidiaries (each an "Acquired Subsidiary") made by the Borrower or any Subsidiary during the 4-quarter period (the "Compliance Period") for which the "Maximum Leverage Ratio" or "Minimum Interest Coverage Ratio" is being calculated pursuant to Section 8.14 or 8.15, as the case may be. Such adjustment shall be made as follows:

          (i) actual financial results of each such Acquired Subsidiary from the date of its Acquisition through the end of the Compliance Period shall be included in the above-referenced consolidated measures of EBITDA, EBIT and interest expense in accordance with GAAP;

         (ii) historical financial results of each such Acquired Subsidiary may be included in the above-referenced consolidated measures of EBITDA, EBIT and interest expense if any one of the following conditions is satisfied:
     (1) audited financial statements of such Acquired Subsidiary are available for its most recent fiscal year-end; (2) such Acquired Subsidiary is a Subsidiary or division of a public company for which audited financial statements are available for such company's most recent fiscal year-end; or
     (3) reviewed financial statements of such Acquired Subsidiary prepared in accordance with GAAP are available for its most recent fiscal year-end;

        (iii) if one or more of the conditions set forth in the preceding paragraph (ii) are satisfied, and the Borrower elects to include the historical financial results of such Acquired Subsidiary in the above-referenced consolidated measures of EBITDA, EBIT and interest expense, then such historical financial results shall be so included as follows: (1) the Borrower shall determine in accordance with GAAP the relevant financial results of such Acquired Subsidiary for the period of four fiscal quarters of such Acquired Subsidiary ending on the date of its fiscal quarter most recently ended prior to the date of its Acquisition, (2) the Borrower may make adjustments to such financial results for specified expense items of such Acquired Subsidiary eliminated as a result of its Acquisition, and (3) the Borrower shall include in the above-referenced measures of EBIT, EBITDA and interest expense only such portion of such relevant historical financial results that is obtained by multiplying such financial results by the quotient obtained by dividing (x) the number of days elapsed from the first day of the Compliance Period to the date of the Acquisition of such Acquired Subsidiary, by (y) 365;

     PROVIDED, HOWEVER, that amounts that would otherwise be included in EBITDA, EBIT or interest expense on account of Acquisitions made by any of the Borrower or its Subsidiaries shall be excluded unless the Administrative Agent and the Banks have been provided with satisfactory independent verification of such historical financial results.

     8.16 LIMITATION ON MODIFICATIONS OF SENIOR SUBORDINATED NOTES; MODIFICATION OF CERTIFICATE OF INCORPORATION, BY-LAWS AND CERTAIN OTHER AGREEMENTS; ETC. The Borrower shall not and shall not permit any of its Subsidiaries to (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of, any Senior Subordinated Notes (other than such payments which are funded by equity contributions from the Parent), or amend or modify, or permit the amendment or modification of, any provision of the Senior Subordinated Notes or any agreement (including, without limitation, any Senior Subordinated Note Document) relating thereto, (ii) amend, modify or change the Equipment Lease Facility Documents, the terms of the Intercompany Subordinated Debt or the Accounts Receivable Securitization Facility Documents or (iii) amend modify or change its Certificate of Incorporation (including without limitation, by the filing or modification of any certificate of designation) or By-Laws, other than any amendments, modifications or changes pursuant to this clause (iii) which do not in any way adversely affect the interests of the Banks.

     8.17 LIMITATION ON CERTAIN RESTRICTIONS ON SUBSIDIARIES. The Borrower will not, and will not permit any of its non-Material Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on its ability to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any of its Subsidiaries, or pay any Indebtedness owed to the Borrower or any Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any Subsidiary of the Borrower or (c) transfer any of its properties or assets to the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) applicable law,
(ii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or a Subsidiary of the Borrower and (iii) customary provisions restricting assignment of any licensing agreement entered into by the Borrower or a Subsidiary of the Borrower in the ordinary course of business.

     8.18 NON-MATERIAL SUBSIDIARIES. The Borrower shall not permit the total revenues or total assets of all non-Material Subsidiaries together to exceed at any time 20% of the total revenues or total assets, as the case may be, of the Borrower and its Subsidiaries measured on a consolidated basis in accordance with GAAP.

                                      ARTICLE IX

                                  EVENTS OF DEFAULT

     9.1 EVENT OF DEFAULT. Any of the following shall constitute an "EVENT OF DEFAULT":

          (a) NON-PAYMENT. The Borrower fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within three (3) days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

          (b) REPRESENTATION OR WARRANTY. Any representation or warranty by any Loan Party or any of their respective Subsidiaries made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by any of the Loan Parties, any of their respective Subsidiaries, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

          (c) SPECIFIC DEFAULTS. Any Loan Party (other than the Parent) fails to perform or observe any term, covenant or agreement contained in Article VII (other than any of Sections 7.2, 7.6, 7.7, 7.8 or 7.10) or in Article VIII; or

          (d) OTHER DEFAULTS. Any Loan Party (other than the Parent, except for purposes of Section 11.17) fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 20 days after the earlier of
(i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to such Loan Party by the Administrative Agent or any Bank; or

          (e) CROSS-DEFAULT. (i) Any Loan Party (A) fails to make any payment in respect of any Indebtedness or Contingent Obligation (other than in respect of Swap Contracts), having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $5,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise); or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) as to which the Borrower or any Subsidiary is an Affected Party (as so defined), and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than $5,000,000; or

          (f) INSOLVENCY; VOLUNTARY PROCEEDINGS. Any Loan Party or any Subsidiary of a Loan Party (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or
(iv) takes any action to effectuate or authorize any of the foregoing; or

          (g) INVOLUNTARY PROCEEDINGS. (i) Any involuntary Insolvency Proceeding is commenced or filed against any Loan Party or any Subsidiary of a Loan Party, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of any Loan Party's or any such Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) any Loan Party or any Subsidiary of a Loan Party admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S.
law) is ordered in any Insolvency Proceeding;

or (iii) any Loan Party or any Subsidiary of a Loan Party acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

          (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Loan Parties under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC; (ii) any Unfunded Pension Liability with respect to any or all Pension Plans shall exist; or (iii) the Loan Parties or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan; but only to the extent that any of the foregoing, separately or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect; or

          (i) MONETARY JUDGMENTS. One or more noninterlocutory judgments, noninterlocutory orders, decrees or arbitration awards is entered against any of the Loan Parties or any of their respective Subsidiaries involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $5,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 10 days after the entry thereof; or

          (j) NON-MONETARY JUDGMENTS. Any non-monetary judgment, order or decree is entered against any of the Loan Parties or any of their respective Subsidiaries which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (k)  CHANGE OF CONTROL.  There occurs any Change of Control; or

          (l) LOSS OF LICENSES. Any Governmental Authority revokes or fails to renew any material license, permit or franchise of the Borrower or any of its Subsidiaries, or the Borrower or any of its Subsidiaries for any reason loses any material license, permit or franchise, or the Borrower or any of its Subsidiaries suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise if any such revocation, failure, loss or imposition results, or is reasonably expected to result, in a Material Adverse Effect; or

          (m)  ADVERSE CHANGE.  There occurs a Material Adverse Effect; or

          (n) GUARANTOR DEFAULTS. Any Guarantor fails in any material respect to perform or observe any term, covenant or agreement as a guarantor of the Obligations pursuant to Section 11.17 (or other separate guaranty agreement), or the guaranty set forth therein (or in such other agreement) of any Guarantor is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, or any Guarantor (or any other Person) contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder; or any event described at subsections (f) or (g) of this Section occurs with respect to any Guarantor.

          (o) SUPREMEX DEFAULT. There occurs any "Event of Default" under and as defined in the Supremex Credit Agreement.

     9.2 REMEDIES. If any Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Majority Banks,

          (a) declare the commitment of each Bank to make Loans to be terminated, whereupon such commitments shall be terminated;

          (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

          (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

PROVIDED, HOWEVER, that upon the occurrence of any event specified in subsection
(f) or (g) of Section 9.1 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Bank.

     9.3 RIGHTS NOT EXCLUSIVE. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

     9.4 CERTAIN FINANCIAL COVENANT DEFAULTS. In the event that, after taking into account any extraordinary charge to earnings taken or to be taken as of the end of any fiscal period of the Borrower or any Subsidiary (a "CHARGE"), and if solely by virtue of such Charge, there would exist an Event of Default due to the breach of any of Sections 8.13, 8.14 or 8.15 as of such fiscal period end date, such Event of Default shall be deemed to arise upon the earlier of (a) the date after such fiscal period end date on which the Borrower announces publicly it will take, is taking or has taken such Charge (including an announcement in the form of a statement in a report filed with the SEC) or, if such announcement is made prior to such fiscal period end date, the date that is such fiscal period end date, and (b) the date the Borrower delivers to the Administrative Agent its audited annual or unaudited quarterly financial statements in respect of such fiscal period reflecting such Charge as taken.

                                      ARTICLE X

                               THE ADMINISTRATIVE AGENT

     10.1  APPOINTMENT AND AUTHORIZATION; "ADMINISTRATIVE AGENT."

          (a) Each Bank hereby irrevocably (subject to Section 10.9) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

          (b) The Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Majority Banks to act for such Issuing Bank with respect thereto; PROVIDED, HOWEVER, that the Issuing Bank shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article X with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit Issued by it (including the Existing Letters of Credit) or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent," as used in this Article X, included the Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

          (c) The provisions of this Article X shall survive the payment of all Obligations hereunder and inure to the benefit of BofA, including after its resignation or replacement as the Administrative Agent, as to any actions taken or omitted to be taken by BofA while it was the Administrative Agent.

     10.2 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     10.3  LIABILITY OF ADMINISTRATIVE AGENT.

          (a) None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Borrower or any Subsidiary or Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries or Affiliates.

          (b) Upon receipt thereof, the Administrative Agent shall forward to each Bank originals or copies, as specified in this Agreement or any other Loan Document, of all agreements, instruments, opinions, financial statements, notices and other documents delivered by any Loan party, or any other Person to the Administrative Agent pursuant to any Loan Document for distribution to the Banks.

     10.4  RELIANCE BY ADMINISTRATIVE AGENT.

          (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

          (b) For purposes of determining compliance with the conditions specified in Section 5.1, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

     10.5 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Banks, unless the Administrative Agent shall have received written notice from a Bank or a Loan Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Banks of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with Article IX; PROVIDED, HOWEVER, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

     10.6 CREDIT DECISION. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower or any other Loan Party and its respective Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and credit worthiness of the Borrower and its respective Subsidiaries, and each other Loan Party, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and credit worthiness of the Borrower and its respective Subsidiaries and each other Loan Party. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or credit worthiness of the Borrower or any other Loan Party which may come into the possession of any of the Agent-Related Persons.

     10.7 INDEMNIFICATION OF ADMINISTRATIVE AGENT. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata, from and against any and all Indemnified Liabilities; PROVIDED, HOWEVER, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower and its Subsidiaries. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

     10.8 ADMINISTRATIVE AGENT IN INDIVIDUAL CAPACITY. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Subsidiaries and Affiliates as though BofA were not the Administrative Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Administrative Agent, and the terms "Bank" and "Banks" include BofA in its individual capacity.

     10.9 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may, and at the request of the Majority Banks shall, resign as Administrative Agent upon 30 days' notice to the Banks. If the Administrative Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Banks and the Borrower, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent and the retiring Administrative Agent's appointment, powers and duties as

Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this
Article X and Sections 11.4 and 11.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above. Notwithstanding the foregoing, however, BofA may not be removed as the Administrative Agent at the request of the Majority Banks unless BofA shall also simultaneously be replaced as Issuing Bank hereunder pursuant to documentation in form and substance reasonably satisfactory to BofA.

     10.10  WITHHOLDING TAX.

          (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Administrative Agent, to deliver to the Administrative Agent:

               (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form 1001 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

              (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement, and

             (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Bank agrees to promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

          (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Bank, such Bank agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrower to such Bank.

To the extent of such percentage amount, the Administrative Agent will treat such Bank's IRS Form 1001 as no longer valid.

          (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Administrative Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

          (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by subsection (a) of this Section are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

          (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

     10.11 CO-AGENTS. None of the Banks identified on the facing page or signature pages of this Agreement as a "co-agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, none of the Banks so identified as a "co-agent" shall have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE XI

                                 MISCELLANEOUS

     11.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Administrative Agent at the written request of the Majority Banks) and the Loan Parties party thereto and acknowledged by the Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Loan Parties party thereto and acknowledged by the Administrative Agent, do any of the following:

          (a) increase or extend the Revolving Commitment (including the L/C Commitment) of any Bank or the Swingline Commitment of the Swingline Bank (or reinstate any Revolving Commitment terminated pursuant to Section 9.2);

          (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

          (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (ii) below) any fees or other amounts payable hereunder or under any other Loan Document;

          (d) change the percentage of the Revolving Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder;

          (e)  release any Guarantor from its obligations under any Guaranty; or

          (f) amend this Section, or Section 2.19, or any provision herein providing for consent or other action by all Banks;

and, PROVIDED FURTHER, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, and
(ii) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

     11.2  NOTICES.

          (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by any Loan Party by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on SCHEDULE 11.2, and
(ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on SCHEDULE 11.2; or, as directed to the Loan Parties or the Administrative Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Loan Parties and the Administrative
Agent.

          (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II or X to the Administrative Agent or pursuant to
Article III to the Issuing Bank shall not be effective until actually received by the Administrative Agent or the Issuing Bank, as the case may be.

          (c) Any agreement of the Administrative Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. The Administrative Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by any of the Loan Parties to give such notice and the Administrative Agent and the Banks shall not have any liability to any of the Loan Parties or other Person on account of any action taken or not taken by the Administrative Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans shall not be affected in any way or to any extent by any failure by the Administrative Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Banks of a confirmation which is at variance with the terms understood by the Administrative Agent and the Banks to be contained in the telephonic or facsimile notice.

     11.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     11.4  COSTS AND EXPENSES.  The Borrower shall:

          (a) whether or not the transactions hereby are consummated, pay or reimburse BofA (including in its capacity as Administrative Agent) and the Arranger within five Business Days after demand for all costs and expenses incurred by BofA (including in its capacity as Administrative Agent) or the Arranger in connection with the development, preparation, delivery, administration, syndication and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by BofA (including in its capacity as Administrative Agent) with respect thereto; and

          (b) pay or reimburse the Administrative Agent, the Arranger and each Bank within five Business Days after demand for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

     11.5  INDEMNITY.

          (a) GENERAL INDEMNITY. Whether or not the transactions contemplated hereby are consummated, the Loan Parties shall indemnify, defend and hold the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "INDEMNIFIED PERSON") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Administrative Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, or related to any foreign exchange transactions entered into in connection herewith, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"); PROVIDED, that the Loan Parties shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

          (b)  ENVIRONMENTAL INDEMNITY.

               (i) The Loan Parties hereby agree to indemnify, defend and hold harmless each Indemnified Person, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Attorney Costs and the allocated cost of internal environmental audit or review services), which may be incurred by or asserted against such Indemnified Person in connection with or arising out of any pending or threatened investigation, litigation or proceeding, or any action taken by any Person, with respect to any Environmental Claim arising out of or related to any property of any of the Loan Parties or any of their respective Subsidiaries. No action taken by legal counsel chosen by the Administrative Agent or any Bank in defending against any such investigation, litigation or proceeding or requested remedial, removal or response action shall vitiate or any way impair the Loan Parties' obligation and duty hereunder to indemnify and hold harmless the Administrative Agent and each Bank.

              (ii) In no event shall any site visit, observation, or testing by the Administrative Agent or any Bank be deemed a representation or warranty that Hazardous Materials are or are not present in, on, or under the site, or that there has been or shall be compliance with any Environmental Law. Neither the Loan Parties nor any other Person is entitled to rely on any site visit, observation, or testing by the Administrative Agent or any Bank. Neither the Administrative Agent nor any Bank owes any duty of care to protect the Loan Parties or any other Person against, or to inform the Loan Parties or any other party of, any Hazardous Materials or any other adverse condition affecting any site or property. Neither the Administrative Agent nor any Bank shall be obligated to disclose to the Loan Parties or any other Person any report or findings made as a result of, or in connection with, any site visit, observation, or testing by the Administrative Agent or any Bank.

          (c) SURVIVAL; DEFENSE. The obligations in this Section 11.5 shall survive payment of all other Obligations. At the election of any Indemnified Person, each of the Loan Parties shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person's sole discretion, at the sole cost and expense of the Loan Parties.

          (d) EXISTING INDEMNIFICATION RIGHTS. All rights of the Administrative Agent and the Banks in respect of any indemnification and otherwise for reimbursement or payment of any losses, costs, charges, expenses or disbursements (including Attorney Costs) under or in respect of the Existing Facility shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

     11.6 PAYMENTS SET ASIDE. To the extent that any of the Loan Parties makes a payment to the Administrative Agent or the Banks, or the Administrative Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent.

     11.7 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that none of the Loan Parties may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Bank.

     11.8  ASSIGNMENTS, PARTICIPATIONS, ETC.

          (a) Any Bank may, with the written consent of the Administrative Agent and with the written consent of the Borrower at all times other than during the existence of an Event of Default, which consent of the Borrower, if required, and the Administrative Agent shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (each an "ASSIGNEE") all, or any ratable part of all, of the Loans, the Revolving Commitment and the other rights and obligations of such Bank hereunder, in a minimum amount of $10,000,000 (or the remaining amount of their Revolving Commitment, if lower); PROVIDED, HOWEVER, that (i) such Bank also assigns and delegates to such Assignee(s) a ratable portion of its "Loans" and "Commitment" under the Supremex Credit Agreement, and (ii) the Borrower and the Administrative Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until
(A) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Administrative Agent by such Bank and the Assignee; (B) such Bank and its Assignee shall have delivered to the Borrower and the Administrative Agent an Assignment and Acceptance in the form of EXHIBIT E ("ASSIGNMENT AND ACCEPTANCE") together with any Note or Notes subject to such assignment and (C) the assignor Bank or Assignee has paid to the Administrative Agent a processing fee in the amount of $3,500. In connection with any assignment by BofA, its Swingline Commitment may be in whole or in part included as part of the assignment transaction, and the Assignment and Acceptance may be appropriately modified to include an assignment and delegation of its Swingline Commitment and any outstanding Swingline Loans. If the consent of the Administrative Agent and of the Borrower shall be required for any such assignment, the Bank proposing to make such assignment shall give the Administrative Agent and the Borrower no less than 20 calendar days' notice of such requested consent.

          (b) From and after the date that the Administrative Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

          (c) Within five Business Days after its receipt of notice by the Administrative Agent that it has received an executed Assignment and Acceptance and payment of the processing fee and requesting new Notes (and provided that it consents to such assignment in accordance with Section 11.8(a)), the Borrower shall execute and deliver to the Administrative Agent, new Notes evidencing such Assignee's assigned Loans and

Revolving Commitment and, if the assignor Bank has retained a portion of its Loans and its Revolving Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Revolving Commitments arising therefrom. The Revolving Commitment allocated to each Assignee shall reduce the Revolving Commitment of the assigning Bank PRO TANTO.

          (d) Any Bank may, with the written consent of the Borrower at all times other than during the existence of an Event of Default, which consent of the Borrower, if required, shall not be unreasonably withheld, at any time sell to one or more commercial banks or other Persons not Affiliates of the Borrower (a "PARTICIPANT") participating interests in any Loans, the Revolving Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; PROVIDED, HOWEVER, that (i) the originating Bank's obligations under this Agreement shall remain unchanged,
(ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Borrower and the Administrative Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as pursuant to subsections (a), (b) or (c) of the FIRST PROVISO to Section 11.1, in which event such Participant shall (if agreed by the originating Bank) be entitled to vote with respect to such amendment, consent or waiver. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 4.1, 4.3 and 11.5 as though it were also a Bank hereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank (as the case may be) under this Agreement. If the consent of the Borrower shall be required for any such participation, the Bank proposing to make such participation shall give the Administrative Agent and the Borrower no less than 20 calendar days' notice of such requested consent.

          (e) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it (other than in respect of Swingline Loans) in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

     11.9 CONFIDENTIALITY. Each Bank agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information, identified as "confidential" or "secret" by the Borrower and provided to it by any of the Loan Parties or any of their respective Subsidiaries, or by the Administrative Agent on such Loan Party's or such Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with any of the Loan Parties or any of their respective Subsidiaries; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a nonconfidential basis from a source other than the Loan Parties, provided that such source is not bound by a confidentiality agreement with the Loan Parties known to the Bank; PROVIDED, HOWEVER, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process, provided that the Bank shall use reasonable, good faith efforts to provide prior written notice to the Borrower (unless the Bank is prohibited from doing so by any applicable Requirement of Law); (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent, any Bank or their respective Affiliates may be party, provided that the Bank shall use reasonable, good faith efforts to provide prior written notice to the Borrower (unless the Bank is prohibited from doing so by any applicable Requirement of Law); (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; (H) as to any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which any of the Loan Parties or any of their respective Subsidiaries is party to or is deemed party to with such Bank or such Affiliate; and (I) to its Affiliates.

     11.10 SET-OFF. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Loan Parties, any such notice being waived by the Loan Parties to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Loan Parties against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Loan Parties and the Administrative Agent after any such set-off and application made by such Bank; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application.

     11.11 NOTIFICATION OF ADDRESSES, LENDING OFFICES, ETC. Each Bank shall notify the Administrative Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

     11.12 COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

     11.13 SEVERABILITY. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     11.14 NO THIRD PARTIES BENEFITTED. This Agreement is made and entered into for the sole protection and legal benefit of the Loan Parties, the Banks, the Administrative Agent, the Indemnified Persons and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

     11.15  GOVERNING LAW AND JURISDICTION.

          (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA; PROVIDED THAT THE ADMINISTRATIVE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE LOAN PARTIES, THE ADMINISTRATIVE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE LOAN PARTIES, THE ADMINISTRATIVE AGENT, AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE LOAN PARTIES, THE ADMINISTRATIVE AGENT, AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

     11.16 WAIVER OF JURY TRIAL. THE LOAN PARTIES, THE BANKS AND THE ADMINISTRATIVE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE LOAN PARTIES, THE BANKS, AND THE ADMINISTRATIVE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     11.17  GUARANTY.

          (a) GUARANTY. Each of the Parent and the Subsidiary Guarantors, unconditionally and irrevocably, jointly and severally guarantees to the Administrative Agent and the Banks, and their respective successors, endorsers, transferees and assigns, the full and prompt payment when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) and performance of the Obligations of the Borrower to the Administrative Agent, the Issuing Bank and the Banks (the "Guaranteed Obligations"). The Guaranteed Obligations include interest which, but for an Insolvency Proceeding, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against the Borrower for such interest in any such Insolvency Proceeding.

          (b)  SEPARATE OBLIGATION.  Each Guarantor acknowledges and agrees
(i) that the Guaranteed Obligations are separate and distinct from any indebtedness, obligations or liabilities arising under or in connection with any other agreement, instrument or guaranty, including under any provision of this Agreement other than this Section 11.17, executed at any time by such Guarantor in favor of the Administrative Agent, the Issuing Bank or any of the Banks, and (ii) such Guarantor shall pay and perform all of the Guaranteed Obligations as required under this Section 11.17, and the Administrative Agent, the Issuing Bank and the Banks may enforce any and all of their rights and remedies hereunder, without regard to any other agreement, instrument or guaranty, including any provision of this Agreement other than this Section 11.17, at any time executed by such Guarantor in favor of the Administrative Agent, the Issuing Bank or any of the Banks, regardless of whether or not any such other agreement, instrument or guaranty, or any provision thereof or hereof, shall for any reason become unenforceable or any of the indebtedness, obligations or liabilities thereunder shall have been discharged, whether by performance, avoidance or otherwise. Each Guarantor acknowledges that in providing benefits to the Borrower and such Guarantor, the Administrative Agent, the Issuing Bank and the Banks are relying upon the enforceability of this Section 11.17 and the Guaranteed Obligations as separate and distinct indebtedness, obligations and liabilities of such Guarantor, and each Guarantor agrees that the Administrative Agent, the Issuing Bank and the Banks would be denied the full benefit of their bargain if at any time this Section 11.17 or the Guaranteed Obligations were treated any differently. The fact that the Guaranty of each Guarantor is set forth in this Agreement rather than in a separate guaranty document is for the convenience of the Borrower and the Guarantors and shall in no way impair or adversely affect the rights or benefits of the Banks, the Issuing Bank or the Administrative Agent under this Section 11.17. Each Guarantor agrees to execute and deliver a separate agreement, immediately upon request at any time of the Administrative Agent, the Issuing Bank or any Bank, evidencing such Guarantor's obligations under this Section 11.17. Upon the occurrence of any Event of Default, a separate action or actions may be brought against each Guarantor, whether or not the Borrower or any other guarantor or Person is joined therein or a separate action or actions are brought against the Borrower or any such other guarantor or Person.

          (c) LIMITATION OF GUARANTY. To the extent that any court of competent jurisdiction shall impose by final judgment under applicable law (including the California Uniform Fraudulent Transfer Act and Sections 544 and 548 of the Bankruptcy Code) any limitations on the amount of any Guarantor's liability with respect to the Guaranteed Obligations which the Administrative Agent, the Issuing Bank or the Banks can enforce under this
Section 11.17, the Administrative Agent, the Issuing Bank and the Banks by their acceptance hereof accept such limitation on the amount of such Guarantor's liability hereunder to the extent needed to make this Section
11.17 fully enforceable and nonavoidable.

          (d) LIABILITY OF GUARANTOR. The liability of each Guarantor under this Section 11.17 shall be irrevocable, absolute, independent and unconditional, and shall not be affected by any circumstance which might constitute a discharge of a surety or guarantor other than the indefeasible payment and performance in full of all Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

               (i) such Guarantor's liability hereunder shall be the immediate, direct, and primary obligation of such Guarantor and shall not be contingent upon the Administrative Agent's, the Issuing Bank's or any Bank's exercise or enforcement of any remedy it may have against the Borrower or any other Person, or against any collateral or other security for any Guaranteed Obligations;

              (ii) this Guaranty is a guaranty of payment when due and not merely of collectibility;

             (iii)  the Administrative Agent, the Issuing Bank and the
     Banks may enforce this Section 11.17 upon the occurrence of an Event of Default notwithstanding the existence of any dispute among the Administrative Agent, the Issuing Bank and the Banks and the Borrower with respect to the existence of such Event of Default;

              (iv) such Guarantor's payment of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge such Guarantor's liability for any portion of the Guaranteed Obligations remaining unsatisfied; and

               (v) such Guarantor's liability with respect to the Guaranteed Obligations shall remain in full force and effect without regard to, and shall not be impaired or affected by, nor shall such Guarantor be exonerated or discharged by, any of the following events:

                    (A)  any Insolvency Proceeding;

                    (B) any limitation, discharge, or cessation of the liability of the Borrower or any other guarantor or Person for any Guaranteed Obligations due to any statute, regulation or rule of law, or any invalidity or unenforceability in whole or in part of any of the Guaranteed Obligations or the Loan Documents;

                    (C) any merger, acquisition, consolidation or change in structure of the Borrower or any other guarantor or Person, or any sale, lease, transfer or other disposition of any or all of the assets or shares of the Borrower or any other guarantor or other Person;

                    (D) any assignment or other transfer, in whole or in part, of the Administrative Agent's, the Issuing Bank's or any Bank's interests in and rights under this Guaranty or the other Loan Documents;

                    (E) any claim, defense, counterclaim or set-off, other than that of prior performance, that the Borrower, such Guarantor, any other guarantor or other Person may have or assert, including any defense of incapacity or lack of corporate or other authority to execute any of the Loan Documents;

                    (F) the Administrative Agent's, the Issuing Bank's or any Bank's amendment, modification, renewal, extension, cancellation or surrender of any Loan Document or any Guaranteed Obligations;

                    (G) the Administrative Agent's, the Issuing Bank's or any Bank's exercise or nonexercise of any power, right or remedy with respect to any Guaranteed Obligations or any collateral;

                    (H) the Administrative Agent's, the Issuing Bank's or any Bank's vote, claim, distribution, election, acceptance, action or inaction in any Insolvency Proceeding;

                    (I) any other guaranty, whether by any Guarantor or any other Person, of all or any part of the Guaranteed Obligations or any other indebtedness, obligations or liabilities of the Borrower to the Administrative Agent, the Issuing Bank or the Banks.

          (e) CONSENTS OF GUARANTOR. Each Guarantor hereby unconditionally consents and agrees that, without notice to or further assent from such
Guarantor:

               (i) the principal amount of the Guaranteed Obligations may be increased or decreased and additional indebtedness or obligations of the Borrower under the Loan Documents may be incurred and the time, manner, place or terms of any payment under any Loan Document be extended or changed, by one or more amendments, modifications, renewals or extensions of any Loan Document or otherwise;

              (ii) the time for the Borrower's (or any other Person's) performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Loan Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as the Administrative Agent, the Issuing Bank and the Banks (or the Majority Banks, as the case may be) may deem proper;

             (iii)  the Administrative Agent, the Issuing Bank and the
     Banks may request and accept other guaranties and may take and hold other security as collateral for the Guaranteed Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such other guaranties or security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof;

              (iv) the Administrative Agent, the Issuing Bank and the Banks may exercise, or waive or otherwise refrain from exercising, any other right, remedy, power or privilege even if the exercise thereof affects or eliminates any right of subrogation or any other right of such Guarantor against the Borrower;

          (f) GUARANTOR'S WAIVERS. Each Guarantor waives and agrees not to assert:

               (i) any right to require the Administrative Agent, the Issuing Bank or any Bank to proceed against the Borrower, any other guarantor or any other Person, or to pursue any other right, remedy, power or privilege of the Administrative Agent, the Issuing Bank or any Bank whatsoever;

              (ii) the defense of the statute of limitations in any action hereunder or for the collection or performance of the Guaranteed Obligations;

             (iii) any defense arising by reason of any lack of corporate or other authority or any other defense of the Borrower, such Guarantor or any other Person;

              (iv) any defense based upon the Administrative Agent's, the Issuing Bank's or any Bank's errors or omissions in the administration of the Guaranteed Obligations;

               (v)  any rights to set-offs and counterclaims;

              (vi) without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, or which may conflict with the terms of this Section 11.17, including any and all benefits that otherwise might be available to such Guarantor under California Civil Code Sections 1432, 2809, 2810, 2815, 2819, 2839, 2845, 2848, 2849, 2850, 2899 and 3433 and
     California Code of Civil Procedure Sections 580a, 580b, 580d and 726; and

             (vii) any and all notice of the acceptance of this Guaranty, and any and all notice of the creation, renewal, modification, extension or accrual of the Guaranteed Obligations, or the reliance by the Administrative Agent, the Issuing Bank and the Banks upon this Guaranty, or the exercise of any right, power or privilege hereunder. The Guaranteed Obligations shall conclusively be deemed to have been created, contracted, incurred and permitted to exist in reliance upon this Guaranty. Each Guarantor waives promptness, diligence, presentment, protest, demand for payment, notice of default, dishonor or nonpayment and all other notices to or upon the Borrower, such Guarantor or any other Person with respect to the Guaranteed Obligations.

          (g) FINANCIAL CONDITION OF BORROWER. No Guarantor shall have any right to require the Administrative Agent, the Issuing Bank or the Banks to obtain or disclose any information with respect to: the financial condition or character of the Borrower or the ability of the Borrower to pay and perform the Guaranteed Obligations; the Guaranteed Obligations; any collateral or other security for any or all of the Guaranteed Obligations; the existence or nonexistence of any other guarantees of all or any part of the Guaranteed Obligations; any action or inaction on the part of the Administrative Agent, the Issuing Bank or the Banks or any other Person; or any other matter, fact or occurrence whatsoever. Each Guarantor hereby acknowledges that it has undertaken its own independent investigation of the financial condition of the Borrower and all other matters pertaining to this Guaranty and further acknowledges that it is not relying in any manner upon any representation or statement of the Administrative Agent, the Issuing Bank or any Bank with respect thereto.

          (h) SUBROGATION. Until the Guaranteed Obligations shall be satisfied in full and the Revolving Commitments shall be terminated, each Guarantor shall not have, and shall not directly or indirectly exercise, (i) any rights that it may acquire by way of subrogation under this Section 11.17, by any payment hereunder or otherwise, (ii) any rights of contribution, indemnification, reimbursement or similar suretyship claims arising out of this Section 11.17 or
(iii) any other right which it might otherwise have or acquire (in any way whatsoever) which could entitle it at any time to share or participate in any right, remedy or security of the Banks, the Issuing Bank or the Administrative Agent as against the Borrower or other guarantors, whether in connection with this Section 11.17, any of the other Loan Documents or otherwise. If any amount shall be paid to any Guarantor on account of the foregoing rights at any time when all the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Administrative Agent, the Issuing Bank and the Banks and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

          (i) SUBORDINATION. All payments on account of all indebtedness, liabilities and other obligations of the Borrower to any Guarantor, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined (the "Subordinated Debt") shall be subject, subordinate and junior in right of payment and exercise of remedies, to the extent and in the manner set forth herein, to the prior payment in full in cash or cash equivalents of the Guaranteed Obligations. As long as any of the Guaranteed Obligations shall remain outstanding and unpaid, each Guarantor shall not accept or receive any payment or distribution by or on behalf of the Borrower, directly or indirectly, or assets of the Borrower, of any kind or character, whether in cash, property or securities, including on account of the purchase, redemption or other acquisition of Subordinated Debt, as a result of any collection, sale or other disposition of collateral, or by setoff, exchange or in any other manner, for or on account of the Subordinated Debt ("Subordinated Debt Payments"), except that prior to the occurrence of any Default, such Guarantor shall be entitled to accept and receive regularly scheduled payments on the Subordinated Debt, in accordance with past business practices of such Guarantor and the Borrower and not in contravention of the terms of the Loan Documents.

In the event that any Subordinated Debt Payments shall be received in contravention of this Section, such Subordinated Debt Payments shall be held in trust for the benefit of the Administrative Agent, the Issuing Bank and the Banks and shall be paid over or delivered to the Administrative Agent for application to the payment in full in cash or cash equivalents of all Guaranteed Obligations remaining unpaid to the extent necessary to give effect to this Section after giving effect to any concurrent payments or distributions to the Administrative Agent, the Issuing Bank and the Banks in respect of the Guaranteed Obligations.

          (j) CONTINUING GUARANTY. This Guaranty is a continuing guaranty and agreement of subordination and shall continue in effect and be binding upon each Guarantor until termination of the Revolving Commitments and payment and performance in full of the Guaranteed Obligations, including Guaranteed Obligations which may exist continuously or which may arise from time to time under successive transactions, and each Guarantor expressly acknowledges that this Guaranty shall remain in full force and effect notwithstanding that there may be periods in which no Guaranteed Obligations exist. This Guaranty shall continue in effect and be binding upon each Guarantor until actual receipt by the Administrative Agent of written notice from such Guarantor of its intention to discontinue its Guaranty as to future transactions (which notice shall not be effective until noon on the day five Business Days following such receipt); PROVIDED that no revocation or termination of this Guaranty in respect of any Guarantor shall affect in any way any rights of the Administrative Agent, the Issuing Bank and the Banks hereunder with respect to any Guaranteed Obligations arising or outstanding on the date of receipt of such notice, including any subsequent continuation, extension, or renewal thereof, or change in the terms or conditions thereof, or any Guaranteed Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of any of the Issuing Bank or the Banks in existence as of the date of such revocation (collectively, "Existing Guaranteed Obligations"), and the sole effect of such notice shall be to exclude from this Guaranty in respect of such Guarantor Guaranteed Obligations thereafter arising which are unconnected to any Existing Guaranteed Obligations.

          (k) REINSTATEMENT. This Guaranty shall continue to be effective or shall be reinstated and revived, as the case may be, if, for any reason, any payment of the Guaranteed Obligations by or on behalf of the Borrower (or receipt of any proceeds of collateral) shall be rescinded, invalidated, declared to be fraudulent or preferential, set aside, voided or otherwise required to be repaid to the Borrower, its estate, trustee, receiver or any other Person (including under the Bankruptcy Code or other state or federal law), or must otherwise be restored by the Administrative Agent, the Issuing Bank or any Bank, whether as a result of Insolvency Proceedings or otherwise. All losses, damages, costs and expenses that the Administrative Agent, the Issuing Bank or the Banks may suffer or incur as a result of any voided or otherwise set aside payments shall be specifically covered by the indemnity in favor of the Banks, the Issuing Bank and the Administrative Agent contained in Section 11.5.

          (l) SUBSTANTIAL BENEFITS. The funds that have been borrowed from the Banks by the Borrower, and the Issuance of any Letter of Credit by the Issuing Bank, have been and are to be contemporaneously used for the direct or indirect benefit of the Borrower and each Guarantor. It is the position, intent and expectation of the parties that the Borrower and each Guarantor have derived and will derive significant and substantial direct or indirect benefits from the accommodations that have been made by the Banks and the Issuing Bank under the Loan Documents. Each Guarantor has received at least "reasonably equivalent value" (as such phrase is used in Section 548 of the Bankruptcy Code, in Section 3439.04 of the California Uniform Fraudulent Transfer Act and in comparable provisions of other applicable law) and more than sufficient consideration to support its obligations hereunder in respect of the Guaranteed Obligations and under any of the Loan Documents to which it is a party.

Immediately prior to and after and giving effect to the incurrence of each Guarantor's obligations under this Guaranty, such Guarantor will be solvent.

          (m) KNOWING AND EXPLICIT WAIVERS. EACH GUARANTOR ACKNOWLEDGES THAT IT EITHER HAS OBTAINED THE ADVICE OF LEGAL COUNSEL OR HAS HAD THE OPPORTUNITY TO OBTAIN SUCH ADVICE IN CONNECTION WITH THE TERMS AND PROVISIONS OF THIS
SECTION 11.17. EACH GUARANTOR ACKNOWLEDGES AND AGREES THAT EACH OF THE WAIVERS AND CONSENTS SET FORTH HEREIN ARE MADE WITH FULL KNOWLEDGE OF THEIR SIGNIFICANCE AND CONSEQUENCES, AND THAT ALL SUCH WAIVERS AND CONSENTS HEREIN ARE EXPLICIT AND KNOWING AND WHICH EACH GUARANTOR EXPECTS TO BE FULLY ENFORCEABLE.

If, while any Subordinated Debt is outstanding, any Insolvency Proceeding is commenced by or against the Borrower or its property, the Administrative Agent, when so instructed by the Issuing Bank and/or the Majority Banks, is hereby irrevocably authorized and empowered (in the name of the Issuing Bank and the Banks or in the name of the applicable Guarantor or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution in respect of the Subordinated Debt and give acquittance therefor and to file claims and proofs of claim and take such other action (including voting the Subordinated Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Administrative Agent, the Issuing Bank and the Banks; and each Guarantor shall promptly take such action as the Administrative Agent (on instruction from the Issuing Bank and/or the Majority Banks) may reasonably request (A) to collect the Subordinated Debt for the account of the Issuing Bank and the Banks and to file appropriate claims or proofs of claim in respect of the Subordinated Debt,
(B) to execute and deliver to the Administrative Agent such powers of attorney, assignments and other instruments as it may request to enable it to enforce any and all claims with respect to the Subordinated Debt, and (C) to collect and receive any and all Subordinated Debt Payments.

     11.18 ENTIRE AGREEMENT. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Loan Parties, the Banks and the Administrative Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

     11.19 CERTAIN POST-CLOSING MATTERS. Each Loan Party shall, not later than 10 days following the Closing Date, deliver to the Administrative Agent a tax status certificate for such Loan Party in respect of its state of incorporation. The Borrower shall also deliver to the Administrative Agent, not later than 10 days following the Closing Date, the items listed on
SCHEDULE 11.19.

                               [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in San Francisco, California by their properly and duly authorized officers as of the day and year first above written.

                                       MAIL-WELL I CORPORATION, a
                                       Delaware corporation


                                       By: /s/ Kevin R. Howley
                                           -----------------------------------
                                              Kevin R. Howley
                                       Title: Vice President-Treasurer
                                              --------------------------------


                                       MAIL-WELL, INC., a Delaware
                                       Corporation, as a Guarantor


                                       By: /s/ Kevin R. Howley
                                           -----------------------------------
                                              Kevin R. Howley
                                       Title: Vice President-Treasurer
                                              --------------------------------

                                       MAIL-WELL CANADA HOLDINGS, INC.,
                                       a Delaware corporation, as a Guarantor


                                       By: /s/ Kevin R. Howley
                                           -----------------------------------
                                              Kevin R. Howley
                                       Title: Vice President-Treasurer
                                              --------------------------------


                                       MURRAY ENVELOPE HOLDINGS, INC.,
                                       a Colorado Corporation, as a Guarantor


                                       By: /s/ Kevin R. Howley
                                           -----------------------------------
                                              Kevin R. Howley
                                       Title: Vice President-Treasurer
                                              --------------------------------


                                       MURRAY ENVELOPE CORP., a
                                       Mississippi Corporation, as a Guarantor


                                       By: /s/ Kevin R. Howley
                                           -----------------------------------
                                              Kevin R. Howley
                                       Title: Vice President-Treasurer
                                              --------------------------------


                                       GRAPHIC ARTS CENTER, INC., a
                                       Delaware Corporation, as a Guarantor


                                       By: /s/ Kevin R. Howley
                                           -----------------------------------
                                              Kevin R. Howley
                                       Title: Vice President-Treasurer
                                              --------------------------------


                                       MAIL-WELL WEST, INC., a Delaware
                                       Corporation, as a Guarantor


                                       By: /s/ Kevin R. Howley
                                           -----------------------------------
                                              Kevin R. Howley
                                       Title: Vice President-Treasurer
                                              --------------------------------

                                       WISCO ENVELOPE CORP., a Tennessee
                                       Corporation, as a Guarantor


                                       By: /s/ Kevin R. Howley
                                           -----------------------------------
                                              Kevin R. Howley
                                       Title: Vice President-Treasurer
                                              --------------------------------


                                       WISCO II, LLC, a Delaware limited
                                       liability company, as a Guarantor


                                       By: /s/ Kevin R. Howley
                                           -----------------------------------
                                              Kevin R. Howley
                                       Title: Vice President-Treasurer
                                              --------------------------------


                                       WISCO III, LLC, a Delaware limited
                                       liability company, as a Guarantor


                                       By: /s/ Kevin R. Howley
                                           -----------------------------------
                                              Kevin R. Howley
                                       Title: Vice President-Treasurer
                                              --------------------------------


                                       POSER BUSINESS FORMS, INC., a
                                       Delaware corporation, as a Guarantor


                                       By: /s/ Kevin R. Howley
                                           -----------------------------------
                                              Kevin R. Howley
                                       Title: Vice President-Treasurer
                                              --------------------------------


                                       MAIL-WELL LABEL HOLDINGS, INC.,
                                       a Colorado corporation, as a Guarantor


                                       By: /s/ Kevin R. Howley
                                           -----------------------------------
                                              Kevin R. Howley
                                       Title: Vice President-Treasurer
                                              --------------------------------

                                       MAIL-WELL LABEL USA, INC., a
                                       Colorado corporation, as a Guarantor


                                       By: /s/ Kevin R. Howley
                                           -----------------------------------
                                              Kevin R. Howley
                                       Title: Vice President-Treasurer
                                              --------------------------------


                                       GRIFFIN ENVELOPE INC., a
                                       Washington corporation, as a Guarantor


                                       By: /s/ Kevin R. Howley
                                           -----------------------------------
                                              Kevin R. Howley
                                       Title: Vice President-Treasurer
                                              --------------------------------

                                       BANK OF AMERICA NATIONAL TRUST AND
                                       SAVINGS ASSOCIATION, as Administrative
                                       Agent, Issuing Bank, Swingline Bank and
                                       a Bank


                                       By: /s/ [illegible]
                                           -----------------------------------
                                       Title:    Vice President
                                              --------------------------------

                                       BANK OF NEW YORK, as Co-Agent and a Bank


                                       By: /s/ Robert Louk
                                           -----------------------------------
                                              Robert Louk
                                       Title: Vice President
                                              --------------------------------

                                       CREDIT LYONNAIS NEW YORK BRANCH,
                                       as Co-Agent and Bank


                                       By: /s/ Robert Ivosevich
                                           -----------------------------------
                                              Robert Ivosevich
                                       Title: Senior Vice President
                                              --------------------------------

                                       FLEET NATIONAL BANK,
                                       as Co-Agent and a Bank


                                       By: /s/ Jeffrey C. Lynch
                                           -----------------------------------
                                              Jeffrey C. Lynch
                                       Title: Vice President
                                              --------------------------------

                                       NATIONSBANK OF TEXAS, N.A.,
                                       as Co-Agent and a Bank


                                       By: /s/ Kimberley A. Knop
                                           -----------------------------------
                                              Kimberley A. Knop
                                       Title: Vice President
                                              --------------------------------

                                       THE BANK OF NOVA SCOTIA


                                       By: /s/ F.C.H. Ashby
                                           -----------------------------------
                                              F.C.H. Ashby
                                       Title: Senior Manager
                                              Loan Operations
                                              --------------------------------

                                       THE CHASE MANHATTAN BANK


                                       By: /s/ Mary Elisabeth Swerz
                                           -----------------------------------
                                              Mary Elisabeth Swerz
                                       Title: Vice President
                                              --------------------------------

                                       U.S. BANK NATIONAL ASSOCIATION,
                                       D/B/A COLORADO NATIONAL BANK


                                       By: /s/ Wesley G. Zepelin
                                           -----------------------------------
                                              Wesley G. Zepelin
                                       Title: Vice President
                                              --------------------------------

                                       HARRIS TRUST AND SAVINGS BANK


                                       By: /s/ [illegible]
                                           -----------------------------------
                                       Title: Vice President
                                              --------------------------------

                                       KEYBANK NATIONAL ASSOCIATION


                                       By: /s/ [illegible]
                                           -----------------------------------
                                       Title: Vice President
                                              --------------------------------

                                       NORWEST BANK COLORADO,
                                       NATIONAL ASSOCIATION


                                       By: /s/ [illegible]
                                           -----------------------------------
                                       Title: VP
                                              --------------------------------

                                       UNION BANK OF CALIFORNIA, N.A.,

                                       By: /s/ David W. Kinkela
                                           -----------------------------------
                                              David W. Kinkela
                                       Title: Assistant Vice President
                                              --------------------------------